UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 10, 2010

THE PARKVIEW GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53491	65-0918608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88, Eastern Outer Ring Road, Ningguo City, Anhui Province, 242300, People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 0563-430-9999

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

●	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
●	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
●	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
●	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Currency, exchange rate, and “China” and other references

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “yuan” or “RMB” are to the Chinese yuan, which is also known as the renminbi. According to the currency exchange website www.xe.com, on November 10, 2010, $1.00 was equivalent to 6.6385 yuan.

References to “PRC” are to the People’s Republic of China.

References to “Dynamic Ally” are to Dynamic Ally Limited, a British Virgin Islands company that we control.

Unless otherwise specified or required by context, references to “we,” “the Company”, “our” and “us” refer collectively to (i) The Parkview Group, Inc. (“Parkview”), (ii) Dynamic Ally’s subsidiary, Ningguo Taiyang Incubation Plant Co., Ltd. (“Ningguo”) a WFOE established under the laws of the People’s Republic of China (“China” or “PRC”), (iii), Anhui Taiyang Poultry Col, Ltd (“Anhui”), a company incorporated under the laws of the PRC which, on May 26, 2010, entered into a series of contractual agreements with Ningguo, as more fully described herein, and (iv) Dynamic Ally.

References to the “Bulletin Board,” the “OTC Bulletin Board” are to the Over-the-Counter Bulletin Board, a securities quotation service, which is accessible at the website www.otcbb.com.

References to Dynamic Ally’s “registered capital” are to the equity of Dynamic Ally, which under PRC law is measured not in terms of shares owned but in terms of the amount of capital that has been contributed to a company by a particular shareholder or all shareholders. The portion of a limited liability company’s total capital contributed by a particular shareholder represents that shareholder’s ownership of the company, and the total amount of capital contributed by all shareholders is the company’s total equity. Capital contributions are made to a company by deposits into a dedicated account in the company’s name, which the company may access in order to meet its financial needs. When a company’s accountant certifies to PRC authorities that a capital contribution has been made and the company has received the necessary government permission to increase its contributed capital, the capital contribution is registered with regulatory authorities and becomes a part of the company’s “registered capital.”

Item 1.01. Entry into a Material Definitive Agreement

Background

As more fully described below, on November 10, 2010, we consummated a number of related transactions through which we acquired control of Dynamic Ally. Dynamic Ally is a private breeder and seller of ducks and duck parts in the PRC. All of the business operations are carried out by Anhui, which Dynamic controls through contractual arrangements between Ningguo and Anhui. Through Anhui, Dynamic raises, processes and markets ducks and duck related food products through three business lines:

o	Breeding Unit – breeds, hatches, and cultivates ducklings for resale and processing by Food Processing Unit
o	Feed Unit – produces duck feed for internal use and external sale
o	Food Processing Unit – processes ducklings into frozen raw food product for commercial resale.

All of the business operations are in Ninnguo City, located in the province of Anhui, in southern-central China

The Reverse Merger Transaction

On November 10, 2010 (“Closing Date” and the closing of the reverse merger transaction, the “Closing”), Parkview executed and consummated a share exchange agreement by and among Dynamic Ally, a British Virgin Islands company and the stockholders of 100% of Dynamic Ally’s common stock (the “Dynamic Ally Shareholders”), on the one hand, and Parkview and certain holders of Parkview’s issued and outstanding common stock (the “Representative Shareholders”) on the other hand (the “Share Exchange Agreement” and the transaction, the “Reverse Merger Transaction”).

In the Reverse Merger Transaction, Dynamic Ally’s shareholders exchanged their shares of Dynamic Ally for newly issued shares of Common Stock of Parkview. As a result, upon completion of the Reverse Merger Transaction, Dynamic Ally became Parkview’s wholly-owned subsidiary.

Upon the completion of the Reverse Merger Transaction and the Financing (as defined below), the Company has 9,551,333 shares of Common Stock issued and outstanding. In addition, all of the current officers and one of the two directors of Parkview resigned, and all of Anhui’s current officers became executive officers of Parkview, and Wu Qiyou was appointed a Chairman of Parkview.

Upon completion of the Share Exchange, the current shareholders of Dynamic Ally received in exchange for all of their shares of Dynamic Ally’s Common Stock, an aggregate of 6,577,551 shares of Parkview’s Common Stock. Parkview’s existing stockholders retained 382,090 shares of Common Stock and 145,000 shares of Common Stock were sold by three of Parkview’s existing stockholders to affiliates of Parkview and retired. In connection with the Share Exchange, we granted piggyback registration rights to Parkview’s existing stockholders, of which an aggregate of 314,347 shares will be included in the registration statement registering for resale the Securities issued pursuant the private placement conducted, which is described herein.

Our board of directors (the “Board”) as well as the directors and the shareholders of Dynamic Ally, each approved the Share Exchange Agreement and the transactions contemplated thereunder.

Dynamic Ally owns 100% of Ningguo, which is a WFOE under the laws of the PRC. Ningguo has entered into a series of contractual arrangements with Anhui, a limited liability company headquartered in, and organized under the laws of, the PRC. The contractual arrangements are discussed below in Item 2.01 under the section titled “Description of Business.” Throughout this Form 8-K, Dynamic Ally, Ningguo and Anhui are sometimes collectively referred to as the “Dynamic Ally Group.”

As a result of the Reverse Merger Transaction, we acquired 100% of the capital stock of Dynamic Ally and consequently, control of the business and operations of the Dynamic Ally Group. Prior to the Reverse Merger Transaction, we were a public reporting company in the development stage. From and after the Closing Date of the Share Exchange Agreement, our primary operations consist of the business and operations of the Dynamic Ally Group, which are conducted by Dynamic Ally in China.

In connection with the Closing, on November 10, 2010 we sold to certain investors (the “Purchasers”) units (the “Units”) for aggregate cash gross proceeds of $4,450,072, at a price of $8.00 per Unit and the exchange of $549,984 in previously issued debentures that were converted into Units at a price of $6.00 per Unit (the “Financing”). Each Unit consists of four (4) shares of common stock, $0.001 par value (the “Common Stock”) and a Warrant to purchase one (1) share (the “Warrants”). The description of other material terms and conditions of the Financing are set forth in Item 3.02 below.

Item 2.01 Completion of Acquisition or Disposition of Assets .

As described in detail in Item 1.01 above, on November 10, 2010, we acquired the stock of Dynamic Ally pursuant to the Share Exchange Agreement.

As a result of the reverse acquisition, our principal business became the business of Dynamic Ally, which is the breeding and selling of ducks and duck parts in the PRC.

DESCRIPTION OF OUR BUSINESS

Company Organization

Dynamic is a holding company incorporated in British Virgin Islands. Since incorporation, Dynamic has not conducted any substantive operations of its own except for holding 100% equity interests of Ningguo.

Ninnguo is a limited liability company organized in the PRC on May 25, 2010. Ninnguo was formed by Dynamic. Other than the activities relating to its contractual arrangements with Anhui as described below, Ninnguo has no other business operations.

Anhui is a limited liability company organized in the PRC in June 1996. Anhui holds the government licenses and approvals necessary to operate the duck farming business in China. We do not own any equity interests in Anhui, but control and receive the economic benefits of its business operations through contractual arrangements. Through Ninnguo, we have contractual arrangements with Anhui and its owners pursuant to which we provide consulting and other general business operation services. We will receive distributions from our consolidated affiliates only to the extent service fees are paid to Ninnguo under these series of agreements and further distributed as dividends or other shareholder distributions by Ninnguo through Dynamic. Through these contractual arrangements, we also have the ability to substantially influence their daily operations and financial affairs, since we are able to appoint their senior executives and approve all matters requiring approval of the equity owners. As a result of these contractual arrangements, which enable us to control Anhui and to receive, through Ninnguo, all of its profits, we are considered the primary beneficiary of Anhui. Accordingly, we consolidate its results, assets and liabilities in our financial statements.

Contractual Arrangements with Anhui and its Stockholders

Our relationships with Anhui and its owners are governed by a series of contractual arrangements, as we (including our subsidiaries) do not own any equity interests in Anhui. The contractual arrangements constitute valid and binding obligations of the parties of such agreements. Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC. Under Chinese laws, each of Ninnguo and Anhui is an independent legal entity and neither of them is exposed to liabilities incurred by the other party. Other than pursuant to the contractual arrangements between Ninnguo and Anhui, Anhui does not transfer any other funds generated from its operations to Ninnguo.

On May 26, 2010, Ninnguo entered into the following contractual arrangements with Anhui:

Consulting Services Agreement. Pursuant to the exclusive consulting services agreement between Ninnguo and Anhui, Ninnguo has the exclusive right to provide to Anhui general services related to the current and proposed operations of Anhui’s business in the PRC (the “Services”). Ninnguo also sends employees to Anhui and Anhui bears the costs and expenses for such employees. Under this agreement, Ninnguo owns the intellectual property rights developed through the Services provided to Anhui. Anhui pays a quarterly consulting service fee in Renminbi (“RMB”) to Ninnguo that is equal to all of Anhui’s net income for such quarter. The consulting services agreement is in effect unless and until terminated by written notice of either party in the event that: (a) Anhui causes a material breach of this agreement, provided that if the breach does not relate to a financial obligation of the breaching party, that party may attempt to remedy the breach following the receipt of the written notice; (b) the other party becomes bankrupt, insolvent, is the subject of proceedings or arrangements for liquidation or dissolution, ceases to carry on business, or becomes unable to pay its debts as they become due; (c) Ninnguo terminates its operations; or (d) circumstances arise which would materially and adversely affect the performance or the objectives of the consulting services agreement. Additionally, Ninnguo may terminate the consulting services agreement without cause.

Operating Agreement. Pursuant to the operating agreement among Ninnguo, Anhui and the owners of Anhui who collectively hold 100% of the issued and outstanding equity interests of Anhui (collectively the “Anhui Owners”), Ninnguo provides guidance and instructions on Anhui’s daily operations, financial management and employment issues. The Anhui Owners must designate the candidates recommended by Ninnguo as their representatives on Anhui’s board of directors. Ninnguo has the right to appoint senior executives of Anhui. In addition, Ninnguo agrees to guarantee the performance of Anhui under any agreements or arrangements relating to Anhui’s business arrangements with any third party. Anhui, in return, agrees to pledge its accounts receivable and all of its assets to Ninnguo. Moreover, Anhui agrees that without the prior consent of Ninnguo, Anhui will not engage in any transactions that could materially affect the assets, liabilities, rights or operations of Anhui, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any agreements relating to its business operation to any third party. The term of this agreement shall last for the maximum period of time permitted by law from May 26, 2010, and may be terminated only upon Ningguo’s thirty (30) day prior written notice to Anhui.

Equity Pledge Agreement Under the equity pledge agreement between the Anhui Owners and Ninnguo, the Anhui Owners pledged all of their equity interests in Anhui to Ninnguo to guarantee Anhui’s performance of its obligations under the consulting services agreement. If Anhui or the Anhui Owners breach their respective contractual obligations, Ninnguo, as pledgee, will be entitled to certain rights, including, but not limited to, the right to sell the pledged equity interests, the right to vote and control the pledged assets. The Anhui Owners also agreed, that upon occurrence of any event of default, Ninnguo shall be granted an exclusive, irrevocable power of attorney to take actions in the place and instead of the Anhui Owners to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Ninnguo may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The Anhui Owners agreed not to dispose of the pledged equity interests or take any actions that would prejudice Ninnguo’s interest. The equity pledge agreement will expire in two years after Anhui’s obligations under the exclusive consulting services agreement have been fulfilled.

Option Agreement. Under the option agreement between the Anhui Owners and Ninnguo, the Anhui Owners irrevocably granted Ninnguo or its designated person an exclusive option to purchase, to the extent permitted under Chinese law, all or part of the equity interests in Anhui for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable Chinese law. Ninnguo or its designated person has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement shall last for the maximum period of time permitted by law from May 26, 2010.

Voting Rights Proxy Agreement. Pursuant to the voting rights proxy agreement among Ninnguo, the Anhui Owners, and Anhui, the Anhui Owners agreed to entrust all the rights to exercise their voting power to designee(s) of Ninnguo. Such designee(s) shall have the right to exercise the Anhui Owners’ voting and other rights, including the attendance at and the voting of their shares at Anhui’s shareholders meetings (or by written consent in lieu of meetings) in accordance with applicable laws and Anhui’s Article of Association. This agreement may not be terminated without the unanimous consent of all parties, except that Ninnguo may, by giving a thirty (30) day prior written notice to the Anhui Owners, terminate the voting rights proxy agreement, with or without cause.

Our Current Corporate Structure

We conduct substantially all of our business operations through Anhui. Chinese law currently has limits on foreign ownership of certain businesses which prohibit non-Chinese persons from having direct ownership interests. To comply with these foreign ownership restrictions, neither we nor our subsidiaries own any equity interests in Anhui, but control and receive the economic benefits of its business operations through contractual arrangements.

The following diagram illustrates our current corporate structure:

We also own 100% of Distressed Assets Disposition Services, Inc., a subsidiary formed to carry out our previous business. This subsidiary is inactive and we do not have any plans to carry out any operations in this entity.

Operations

We operate our business in three distinct units:

●	Breeding Unit – breeds, hatches, and cultivates ducklings for resale and processing by food processing unit;
●	Feed Unit – produces duck feed for internal use and external sale; and
●	Food Processing Unit – processes ducklings into frozen raw food product for commercial resale.

Our units are fully integrated to maximize production efficiency and profits. By manufacturing our own feed to nourish our livestock, and by using our internal production stock to supply our food unit, we reduce both our cost and our reliance on the quality of product provided by outside vendors. We save by leveraging shared overhead, reduced marketing and distribution costs, and reduced transportation costs, to name a few savings derived from our structure.

Breeding Unit

Duck breeding is generally comprised of a system of grandparent, parent and production stock. Grandparent ducks are master breeding stock that we import from Cherry Valley Farms in the United Kingdom. Cherry Valley SM3 grandparent ducks are well-known worldwide for their breeding abilities. These grandparent ducks produce offspring parent ducks, which in turn produce offspring that will either mature into additional parent ducks to breed, or will not be capable of reproduction and will be used for production stock. Once the breeding ducks have exceeded their breeding period, they are also used in production stock.

We currently have production capacity to support approximately 8,400 grandparent ducks, which are capable of producing approximately 150,000 parent ducks annually. These parent ducks in turn could produce an estimated 30,000,000 ducklings per year.

Our Cherry Valley Grandparent Duck Breeding Center is the only Cherry Valley grandparent breed duck cultivation and incubation center in Anhui Province. It was established in 1999, with an area of nearly 30,000 square meters and can produce 600,000 parent breed duck seedlings per year.

Our parent duck breeding center consists of six large-scale parent duck breeding plants.

The commercial duck incubation center is equipped with advanced intelligent temperature controlled incubation equipment. The central computer controlled equipment maintains sealed incubation and sterilization. The company has implemented epidemic prevention procedures according to international Duck Incubation Standards.

Anhui contracts with surrounding farmer households in the raising of ducks outside Anhui to supplement its current capacity. Utilizing this method, Anhui has instituted standardized housing, raising, feeding, disease control, immunization and waste removal for these outside locations. Anhui plans to expand farmer households to eventually raise 50 million commercial ducks annually.

Feed Unit

The Feed Processing Plant is a highly advanced computerized facility that processes, packages and loads / unloads various types of feed. It has annual production capacity of 100,000 metric tons and has an attached production development and quality testing institution. It develops and manufactures and sells a variety of different feeds utilized at various times in the life cycle of an animal.

Food Processing Unit

The Duck Slaughter Processing Plant operates in accordance with European, Japanese and Korean standards. It has an annual slaughtering capacity of 15,000,000 ducks and distributes in excess of 100 different kinds of products.

Sales

Sales to external customers during the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008 by unit were as follows:

	Six Months
	Ended June 30,	Year Ended December 31,
	2010	2009	2008
Breeding Unit	$3,596,858	$7,704,942	$9,608,988
Feed Unit	4,882,834	50,592	20,206,867
Food Unit	11,166,878	21,104,165	8,047,364

Total	$19,646,570	$28,859,699	$37,863,219

We also transact a substantial amount of intercompany feed product sales from the Feed Unit to the Breeding Unit. During the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008, the Feed Unit made sales of duck feed product to the Breeding Unit totaling $7,538,287, $12,387,362 and $11,025,156, respectively, the Breeding Unit made sales of ducks to the Food Unit totaling $121,253, $Nil, and $18,885, and the Food Unit made sales of food products to the Breeding Unit totaling $Nil, $51,137, and $27,591. During 2009, the Feed Unit did not have any sales to external customers. During 2008 and 2010, the Feed Unit made sales to one primary external customer.

Customers

Our major seedling clients include provincial level duck breeding farms which are located in Shangdong province (Dezhou, Bingzhou, Hezhe), Jiangsu province (Nanjing, Xuzhou, Suzhou, Lianyungong), Henan (Zhengzhou, Zhumadian), Anhui (Hefei, Wuhu, Tonglin, Anqing, Huibei, Chuzhou, Pengbu), Zhejiang province (Huzhou, Jiaqing, Lishui, Baoshan), Shanghai, Guangdong (Guangzhou, Nanhai), Guangxi province, Liaoning province, Hebei province and Jiangxi province.

Our major commercial meat duck clients include fair trade markets in big or middle cities, such as Nanjin, Jiujiang, Wuhu, Hangzhou and Shanghai.

Our feed products have been historically sold primarily to one distributor.

Major meat duck processing series products clients include meat food wholesale markets in big or middle cities, such as Hanzhou, Nanjing, Wuhan, Nanchang, Kunming, Guangzhou, Benbu and Huaian.

Competition

Major competitors include Henan Huaying Company and Shangdong Weifang Legong Company.

Governmental Regulations

Compliance with Circular 106 and the 2006 M&A Regulations

On May 29, 2007, SAFE issued an official notice known as “Circular 106”, which requires the owners of any Chinese companies to obtain SAFE’s approval before establishing any offshore holding company structure in so-called “round-trip” investment transactions for foreign financing as well as subsequent acquisition matters in China. Likewise, the “Provisions on Acquisition of Domestic Enterprises by Foreign Investors”, issued jointly by Ministry of Commerce (“MOFCOM”), State-owned Assets Supervision and Administration Commission, State Taxation Bureau, State Administration for Industry and Commerce (“SAIC”), China Securities Regulatory Commission and SAFE in August 2006, impose approval requirements from MOFCOM for “round-trip” investment transactions, including acquisitions in which equity was used as consideration.

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by our PRC operating subsidiary include the Company Law of the PRC (1993), as amended in 1999, 2004 and 2005 respectively, Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, our operating subsidiary Ninnguo may pay dividends only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, Ninnguo is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends. The board of directors of a WFOE has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds. After the allocation of relevant welfare and funds, the equity owners can distribute the rest of the after-tax profits provided that all the losses of the previous fiscal year have been made up.

Taxation

The applicable income tax laws, regulations, notices and decisions (collectively referred to as “Applicable Foreign Enterprises Tax Law”) related to foreign investment enterprises and their investors mainly include the following:

●
Notice Relating to Taxes Applicable to Foreign Investment Enterprises / Foreign Enterprises and Foreign Nationals in Relation to Dividends and Gains obtained from Holding and Transferring of Shares promulgated by State Tax Bureau on July 21, 1993;

●	Amendments to the Income Tax Law Applicable to Individuals of the PRC promulgated by Standing Committee of the National People’s Congress (“NPC”) on October 31, 1993;

●	Notice on Relevant Policies Concerning Individual Income Tax issued by Ministry of Finance and the State Tax Bureau on May 13, 1994;

●	Notice on Reduction of Income Tax in Relation to Interests and Gains Derived by Foreign Enterprises from the PRC, promulgated by the State Council on November 18, 2000; and

●	Enterprise Income Tax Law of the PRC (“New EIT Law”) issued by NPC on March 16, 2007, which came into effect on January 1, 2008.

Income Tax on Foreign Investment Enterprises

According to the New EIT Law, PRC domestic enterprises and foreign investment enterprises (including sino-foreign equity joint ventures, sino-foreign co-operative joint ventures and WFOEs established in the territory of the PRC) are required to pay a uniform income tax at a rate of 25% of their taxable income and the former tax exemption, reduction and preferential treatments applicable to foreign investment enterprises are revoked.

Statutorily, Anhui is subject to income taxes in the PRC on its taxable income at a tax rate in accordance with the relevant income tax laws. However, beginning in 2006, Anhui received an agricultural tax exemption from the PRC government whereby Anhui has not been subject to corporate income taxes during this period. Accordingly, Anhui did not recognize any income tax expense during the years ended December 31, 2009 or 2008. The exemption relates to unprocessed agricultural products and is granted by the relevant taxing authority on a year-by-year basis. There is no stated expiration to the exemption, and while Anhui expects to continue to receive favorable tax treatment, changes in government policy could result in Anhui being required to pay income taxes.

Enterprise Income Tax

According to the Section 27 of “Law of the People’s Republic of China on Enterprise Income Tax” and Section 86 of “Regulation on the Implementation of the Enterprise Income Tax Law of the People’s Republic of China“, the business scope of Anhui is covered by the items on which the income tax may be exempted or reduced.

Anhui applied for exemption from enterprise income tax on March 10, 2010 and such application was approved by State Taxation Bureau in Ningguo City on March 11, 2010. Such approval of income tax exemption must be renewed once a year.

Ningguo is qualified to apply for exemption from enterprise income tax in terms of the income arising from its manufacturing process. Since Ningguo is a newly incorporated WFOE, such application has not yet been submitted to the relevant taxation authority. Until such exemption is applied for and received, Ningguo will be subject to enterprise income tax for consulting services at a rate of 25%.

Value Added Tax

The Provisional Regulations of the PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994 and were amended in 2008. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and service in the same financial year.

Anhui has been recognized as an ordinary value added tax payer by the Development Zone Branch of State Taxation Bureau in Ningguo City since May 1, 2006.

According to the written certificate issued by the Development Zone Branch of State Taxation Bureau in Ningguo City on April 29, 2010, the feed products of Anhui are exempted from value added tax.

In accordance with the Provisional Regulations on value added tax, duck seedlings and duck eggs produced by Anhui are classified as farm produce which are exempted from value added tax.

Other products of Anhui are subject to Value Added Tax.

Ningguo is not subject to value added tax if Ningguo only sells its self-produced products.

Business Tax

According to the Provisional Regulations of the PRC Concerning Business Tax promulgated by the State Council on December 13, 1993 and came into effect on January 1, 1994, which was revised by the State Council on November 10, 2008 and enforced from January 1, 2009, business that provides services, assigns intangible assets or sells immovable property became liable to business tax at a rate ranging from 3 to 5% of the charges of the services provided, intangible assets assigned or immovable property sold, as the case may be. Consulting services of Ningguo are subject to business tax at a rate of 5%.

Tax on Dividends from PRC Enterprise with Foreign Investment

According to the Applicable Foreign Enterprises Tax Law, income such as rental, royalty and profits from the PRC derived by a foreign enterprise which has no establishment in the PRC or has establishment but the income has no relationship with such establishment is subject to a 10% withholding tax, subject to reduction as provided by any applicable double taxation treaty, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. The profit derived by a foreign investor from a PRC enterprise with foreign investment is exempted from PRC withholding tax according to the Applicable Foreign Enterprises Tax Law.

WFOE

WFOEs are governed by the Law of the PRC Concerning Enterprises with Sole Foreign Investments, which was promulgated on April 12, 1986 and amended on October 31, 2000, and its Implementation Regulations promulgated on December 12, 1990 and amended on April 12,2001 (together the “Foreign Enterprises Law”).

(a)	Procedures for establishment of a WFOE

The establishment of a WFOE will have to be approved by the MOFCOM (or its delegated authorities). If two or more foreign investors jointly apply for the establishment of a WFOE, a copy of the contract between the parties must also be submitted to the MOFCOM (or its delegated authorities) for its record. A WFOE must also obtain a business license from the SAIC before it can commence business.

(b)	Nature

A WFOE is a limited liability company under the Foreign Enterprises Law. It is a legal person which may independently assume civil obligations, enjoy civil rights and has the right to own, use and dispose of property. It is required to have a registered capital contributed by the foreign investor(s). The liability of the foreign investor(s) is limited to the amount of registered capital contributed. A foreign investor may make its contributions by installments and the registered capital must be contributed within the period as approved by the MOFCOM (or its delegated authorities) in accordance with relevant regulations.

(c)	Profit distribution

The Foreign Enterprise Law provides that after payment of taxes, a WFOE must make contributions to a reserve fund, an enterprise development fund and an employee bonus and welfare fund. The allocation ratio for the employee bonus and welfare fund may be determined by the enterprise. However, at least 10% of the after tax profits must be allocated to the reserve fund. If the cumulative total of allocated reserve funds reaches 50% of an enterprise’s registered capital, the enterprise will not be required to make any additional contribution. The reserve fund may be used by a WFOE to make up its losses and with the consent of the examination and approval authority, can also be used to expand its production operations and to increase its capital. The enterprise is prohibited from distributing dividends unless the losses (if any) of previous years have been made up. The development fund is used for expanding the capital base of the company by way of capitalization issues. The employee bonus and welfare fund can only be used for the collective benefit and facilities of the employees of the WFOE.

Catalogue for the Guidance of Foreign Investment Industries

China issued the Catalogue for the Guidance of Foreign Investment Industries (“Guidance Catalogue”) in 1995, which was amended in 2002, 2004 and 2007 respectively. The current version of the Guidance Catalogue was promulgated by the MOFCOM and the National Development and Reform Commission (“NDRC”) on October 31, 2007 and became effective as of December 1, 2007, which retains the classification methodology and organizational structure used in the previous versions without significant changes. The Guidance Catalogue divides foreign investments into four categories:

(i) Encouraged Category. There are various incentives and preferential treatments for “encouraged” projects, mainly tax exemptions and rebates. Most foreign investment projects in the “encouraged” sector are allowed to take the form of WFOE;

(ii) Permitted Category. Sectors not listed therein belong to the “permitted” category and they are determined by the rule of exception. Therefore, unless the items are transferred among the “encouraged”, “restricted” and “prohibited” categories, any addition to or deletion from the “encourage”, “restricted” and “prohibited” categories would consequently affect the scope of the “permitted” category. Like those in the “encouraged” sector, foreign investment projects in the “permitted” sector are allowed to take the form of WFOE. However, they are generally not eligible for extra incentives and preferential treatments;

(iii) Restricted Category. There are stricter approvals or filing requirements for “restricted” projects. Furthermore, foreign investment projects in the “restricted” sectors may be required to take the form of Joint Venture. The foreign investors may only hold a minority interest in the investment projects; and

(iv) Prohibited Category. Foreign investments are not allowed in these sectors.

Foreign Exchange Controls

Major reforms have been introduced to the foreign exchange control system of the PRC since 1993.

On December 28, 1993, the People’s Bank of China (“PBOC”), with the authorization of the State Council issued the Notice on Further Reform of the Foreign Exchange Control System which came into effect on January 1, 1994. Other new regulations and implementation measures include the Regulations on the Foreign Exchange Settlement, Sale and Payments which were promulgated on June 20, 1996 and took effect on July 1, 1996 and which contain detailed provisions regulating the settlement, sale and payment of foreign exchange by enterprises, individuals, foreign organizations and visitors in the PRC and the regulations of the PRC on Foreign Exchange Control which were promulgated on January 1, 1996 and took effect on April 1, 1996 and which contain detailed provisions in relation to foreign exchange control.

The foreign exchange earnings of all PRC enterprises, other than those foreign investment enterprises (“FIE”), who are allowed to retain a part of their regular foreign exchange earnings or specifically exempted under the relevant regulations, are to be sold to designated banks. Foreign exchange earnings obtained from borrowings from foreign institutions or issues of shares or bonds denominated in foreign currency need not be sold to designated banks, but must be kept in foreign exchange bank accounts of designated banks unless specifically approved otherwise.

At present, control of the purchase of foreign exchange is relaxed. Enterprises within the PRC which require foreign exchange for their ordinary trading and non-trading activities, import activities and repayment of foreign debts may purchase foreign exchange from designated banks if the application is supported by the relevant documents. Furthermore, FIEs may distribute profit to their foreign investors with funds in their foreign exchange bank accounts kept with designated banks. Should such foreign exchange be insufficient, enterprises may purchase foreign exchange from designated banks upon the presentation of the resolutions of the directors on the profit distribution plan of the particular enterprise.

Although the foreign exchange control over transactions under current accounts has decreased, enterprises shall obtain approval from SAFE before they accept foreign-currency loans, provide foreign currency guarantees, make investments in foreign countries or carry out any other capital account transactions involving the purchase of foreign currencies.

In foreign exchange transactions, designated banks may freely determine applicable exchange rates based on the rates publicized by PBOC and subject to certain governmental restrictions.

On October 21, 2005, SAFE issued the Notice of the State Administration of Foreign Exchange on Exchange Control Issues Relating to Financing and Reverse Investment by Persons Resident in the People’s Republic of China Through Offshore Special Purpose Vehicles (“SAFE Notice No. 75”), which became effective as of November 1, 2005. According to the SAFE Notice No. 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an onshore enterprise located in the PRC. An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore company.

Moreover, the SAFE Notice No. 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant registration procedures with the local SAFE branch by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in the SAFE Notice No. 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the increase of its registered capital, the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations. PRC residents who control our Company from time to time are required to register with the SAFE in connection with their investments in us.

Employees

As of November 10, 2010, Anhui had 599 full-time employees, including 253 in the Breeding Unit, 61 in the Feed Unit, and 285 in the Food Unit. Also upon the completion of the Reverse Merger Transaction and the Financing, all of the current officers and one of the two directors of Parkview resigned, and all of Dynamic Ally’s current officers became executive officers of Parkview, and Wu Qiyou was appointed a Chairman of Parkview. Upon the closing of the Reverse Merger Transaction, all of the current officers and one of the two directors of Parkview resigned, Wu Qiyou became President and Chief Executive Officer of Parkview, David Dodge became Chief Financial Officer of Parkview, and Wu Qiyou became Chairman of Parkview.

PROPERTIES

Our principal executive offices and manufacturing facilities are located at No. 88 Eastern Outer Ring Road, Ningguo City, Anhui Province, PRC 242300. The telephone number is +86-0563-4309-932. Our properties are comprised of the following:

●	Headquarters and administration building;
●	Grandparent duck breeding center;
●	Six parent duck breeding centers;
●	Commercial duck incubation center;
●	Feed processing plan; and
●	Commercial duck processing plant.

There is no private ownership of land in the PRC. All land ownership is held by the government of the PRC, its agencies and collectives. Land use rights can be transferred upon approval by the land administrative authorities of the PRC (State Land Administration Bureau) upon payment of the required land transfer fee. We have acquired the land use rights for our facilities through 2055. We own all buildings located on our premises.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

RISKS RELATED TO OUR BUSINESS

We may be unable to sustain our past growth or manage our future growth, which may have a material adverse effect on our future operating results.

We have generally experienced growth since our inception, and have had revenues of approximately $37.8m and $28.8m in 2008 and 2009, respectively. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, develop new products, enhance our technological capabilities, satisfy customer requirements, execute our business plan or respond to competitive pressures. To effectively manage growth, we need to:

●	Hire, train, integrate and manage additional qualified technicians and breeding farm directors and sales and marketing personnel;
●	Implement additional, and improve existing, administrative, financial and operations systems, procedures and controls;
●	Continue to enhance manufacturing and customer resource management systems;
●	Continue to expand and upgrade our feed ingredient composition, poultry immunization system and breeding technology;
●	Manage multiple relationships with distributors, suppliers and certain other third parties; and
●	Manage our financial condition.

Our success also depends largely on our ability to anticipate and respond to expected changes in future demand for our products, and our ducks’ performance and disease resistance ability. If the timing of our expansion does not match market demand, our business strategy may need to be revised. If we over-expand and demand for our products does not increase as we may have projected, our financial results will be materially and adversely affected. However, if we do not expand, and demand for our products increases sharply, our business could be seriously harmed because we may not be as cost-effective as our competitors due to our inability to take advantage of increased economies of scale. In addition, we may not be able to satisfy the needs of current customers or attract new customers, and we may lose credibility and our relationships with our customers may be negatively affected. Moreover, if we do not properly allocate our resources in line with future demand for our products, we may miss changing market opportunities and our business and financial results could be materially and adversely affected. We cannot assure you that we will be able to successfully manage our growth in the future.

Outbreaks of poultry disease, such as avian influenza, or the perception that outbreaks may occur, can significantly restrict our ability to conduct our operations.

Anhui takes precautions to ensure that its flocks are healthy and that its production facilities operate in a sanitary and environmentally sound manner. While Anhui has ability and experience in product quality improvement as well as poultry disease resistance, events beyond its control, such as the outbreak of avian influenza in 2006, may restrict its ability to conduct its operations and sales. An outbreak of disease could result in governmental restrictions on the import and export of products from Anhui’s customers, or require it to destroy one or more of its flocks. This could result in the cancellation of orders by its customers and create adverse publicity that may have a material adverse effect on our business, reputation and prospects.

Worldwide fears about avian diseases, such as avian influenza, have depressed, and may continue to adversely impact, Anhui’s sales. Avian influenza is a respiratory disease of birds. The milder forms occur occasionally around the world. Recently, there has been substantial publicity regarding a highly pathogenic strain of avian influenza, known as H5N1, which has affected Asia since 2002. It is widely believed that H5N1 is spread by migratory birds, such as ducks and geese. There have also been some cases where H5N1 is believed to have passed from birds to humans as humans came into contact with live birds that were infected with the disease. Although there are vaccines available for H5N1 and other forms of avian influenza, and the PRC government mandates, and Anhui vaccinates its breeding stock against avian influenza, there is no guarantee that the disease can be completely prevented as the virus continues to mutate. Anhui’s livestock have never been infected with avian influenza. Anhui is required to maintain an immunization permit on an annual basis issued by the provincial Animal Husbandry Bureau.

Anhui does not typically have long-term purchase contracts with their customers and their customers have in the past and could at any time in the future, reduce or cease purchasing products from them, harming our operating results and business.

Anhui typically does not have long-term volume purchase contracts with their customers, and they are not obligated to purchase products from Anhui. Accordingly, their customers could at any time reduce their purchases from Anhui or cease purchasing their products altogether. In addition, any decline in demand for Anhui’s products and any other negative development affecting its major customers or the poultry industry in general, would likely harm our results of operations. For example, if any of Anhui’s customers experience serious financial difficulties, it may lead to a decline in sales of Anhui’s products to such customer and our operating results could be harmed through, among other things, decreased sales volumes and write-offs of accounts receivable related to sales to such customer.

Competition in the poultry industry with other poultry companies, especially companies with greater resources, may make us unable to compete successfully, which could adversely affect our business.

The Chinese poultry industry is highly competitive. In general, competitive factors in the Chinese duck industry include price, product quality, brand identification, breadth of product line and customer service. Anhui’s success depends in part on its ability to manage costs and be efficient in the highly competitive poultry industry. Many of Anhui’s competitors have greater financial and marketing resources. Because of this, we may not be able to successfully increase Anhui’s market penetration or Anhui’s overall share of the poultry market.

Increased competition may result in price reductions, increased sales incentive offerings, lower gross margins, sales expenses, marketing programs and expenditures to expand channels to market. Anhui’s competitors may offer products with better market acceptance, better price or better quality. We may be adversely affected if Anhui is unable to maintain current product cost reductions, or achieve future product cost reductions.

Anhui competes against a number of other suppliers of ducks. Although it attempts to develop and support high-quality products that its customers demand, products developed by competing suppliers could render its products noncompetitive. If Anhui fails to address these competitive challenges, there could be a material adverse effect upon our business, consolidated results of operations and financial condition.

Anhui derives a significant portion of its revenues from a single distributor, the loss of which would significantly reduce Anhui’s revenues and may impair its ability to operate profitably.

Anhui has derived, and believes that it will continue to derive, a significant portion of its revenues from a single distributor, Yu Qigui. Revenue from Anhui’s Feed Unit, which was $4,882,834 for the six months ended June 30, 2010 was almost exclusively a result of sales to this distributor. As a result, to the extent that such distributor continues to accounts for a large percentage of Anhui’s revenue, the loss of that distributor could materially affect Anhui’s ability to operate profitably. Since Yu Qigui accounted for 24.8% of our revenue for the six months ended June 30, 2010, the loss of this distributor would have a material adverse effect upon Anhui’s business and may impair its ability to operate profitably. Anhui anticipates that its primary dependence on a single distributor in any given fiscal year will continue for the foreseeable future. There is a risk that the existing distributor will elect not to do business with us in the future or will experience financial difficulties. Furthermore, this distributor could experience financial difficulties, business reverses or the loss of orders or anticipated orders which reduces or eliminates the need for the products that it orders from Anhui. If Anhui does not develop relationships with new distributors, it may not be able to increase, or even maintain, its revenue, and its financial condition, results of operations, business and/or prospects may be materially adversely affected.

If demand for Anhui’s products declines in the markets that it serves, its selling prices and overall sales will decrease. Even if the demand for its products increases, when such increase cannot outgrow the decrease in its selling price, our overall sales revenues may decrease.

Demand for Anhui’s products is affected by a number of factors, including the general demand for the products in the end markets that it serves and the price attractiveness. A vast majority of its sales are derived directly or indirectly from end users who are duck raisers and large integrated duck companies whose duck seedling production is not sufficient for their own use. Any significant decrease in the demand for ducks may result in a decrease in Anhui’s revenues and earnings. A variety of factors, including economic, health, regulatory, political and social instability, could contribute to a slowdown in the demand for ducks because demand for duck is highly correlated with general economic activities. As a result, even if the demand for Anhui’s products increases, when the increase of demand cannot outgrow the decrease of selling price, our overall sales revenues may decrease.

Industry cyclicality can affect our earnings, especially due to fluctuations in commodity prices of feed ingredients and breeding stock.

Currently, all Anhui’s raw materials are domestically procured. Profitability in the poultry industry is materially affected by the supply of parent breeding stocks and the commodity prices of feed ingredients, including corn, soybean cake, and other nutrition ingredients from numerous sources, mainly from wholesalers who collect the feed ingredients directly from farmers. As a result, the poultry industry is subject to wide fluctuations and cycles. These prices are determined by supply and demand factors. Prices for raw materials have been volatile in recent years. For instance, our average unit price for corn, our principal raw material, increased from approximately $0.18 (RMB 1.44) per kilogram in 2006 to approximately $0.25 (RMB 1.75) per kilogram in 2009, showing an increase of 21%. Typically Anhui does well when duck prices are high and feed prices are low and the feed ingredients are in adequate supply. However, it is very difficult to predict when the feed price spiral cycles will occur.

Various factors can affect the supply of corn and soybean meal, which are the primary ingredients of the feed Anhui uses for parent breeding stocks. In particular, weather patterns, the level of supply inventories and demand for feed ingredients, and the agricultural policies of the Chinese government affect the supply of feed ingredients. Weather patterns often change agricultural conditions in an unpredictable manner. A sudden and significant change in weather patterns could affect supplies of feed ingredients, as well as both the industry’s and Anhui’s ability to obtain feed ingredients, grow ducks or deliver products. Increases in the prices of feed ingredients will result in increases in raw material costs and operating costs.

Increased water, energy and gas costs would increase Anhui’s expenses and reduce its profitability.

Anhui requires a substantial amount, and as it expands its business it will require additional amounts, of water, electricity and natural gas to produce and process its duck products. The prices of water, electricity and natural gas fluctuate significantly over time. One of the primary competitive factors in the Chinese duck market is price, and it may not be able to pass on increased costs of production to its customers. As a result, increases in the cost of water, electricity or natural gas could substantially harm our business and results of operations.

Anhui’s products might contain undetected defects that are not discovered until after shipping.

Although Anhui has strict quality control over its products and it produces high-quality ducks supported by its know-how in feed ingredient composition, immunization system and breeding techniques gained through many years of business and continuous research and development, its products may contain undetected problems. Problems could result in a loss or delay in market acceptance of its products and thus harm our reputation and revenues.

The loss of key personnel or the failure to attract or retain specialized technical and management personnel could impair our ability to grow our business.

We rely heavily on the services of our key employees, including Wu Qiyou, our founder, Chief Executive Officer, and chairman of our board of directors. In addition, our engineers and other key technical personnel are a significant asset and are the source of Anhui’s technological and product innovations. Anhui depends substantially on the leadership of a small number of farm directors and technicians who are devoted to research and development. Additionally, all of Anhui’s packaged food products, accounting for approximately 73% of our revenue in 2009, are sold through third party distributors. The loss of these distributors could have a material adverse effect on our business, results of operations and financial condition. We believe Anhui’s future success will depend upon its ability to retain these key employees and sales distributors. We may not be successful in attracting and retaining sufficient numbers of technical personnel to support Anhui’s anticipated growth. Despite the incentives we provide, our current employees may not continue to work for Anhui, and if additional personnel are required for Anhui’s operations, we may not be able to obtain the services of additional personnel necessary for Anhui’s growth. In addition, we do not maintain “key person” life insurance for any of Anhui’s senior management or other key employees. The loss of the key employees or the inability to attract or retain qualified personnel, including technicians, could delay the development and introduction of, and have an adverse effect on Anhui’s ability to sell, its products, as well as its overall growth.

In addition, if any other members of Anhui’s senior management or any of its other key personnel join a competitor or form a competing company, we may not be able to replace them easily and we may lose customers, business partners, key professionals and staff members.

We do not have any registered patents or other registered intellectual property on our production processes and we may not be able to maintain the confidentiality of our processes.

While we have four design patents relating to package bags for our products, we have no patents or registered intellectual property covering our production processes and we rely on the confidentiality of our production processes in producing a competitive product. The confidentiality of our know-how may not be maintained and we may lose any meaningful competitive advantage which might arise through our proprietary processes. Due to the lack of such protection, unauthorized parties may attempt to copy or otherwise obtain and use our proprietary production technology. Monitoring unauthorized use of our production process is difficult, particularly in China. This may have a material adverse effect on our competitive advantage.

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. Unlike the U.S. and other countries, product liability claims and lawsuits are extremely rare in the PRC. However, we cannot guarantee that we would not face liability in the event of any problems with our products, including disease or contamination. We cannot assure you that, especially as China’s domestic consumer economy and industrial economy continues to expand, product liability exposures and litigation will not become more commonplace in the PRC, or that we will not face product liability exposure or actual liability as we expand our sales into international markets, like the United States, where product liability claims are more prevalent.

Except for property and automobile insurance, we do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

RISKS RELATED TO OUR CORPORATE STRUCTURE

We conduct our business through Anhui by means of contractual arrangements. If the Chinese government determines that these contractual arrangements do not comply with applicable regulations, our business could be adversely affected. If the PRC regulatory bodies determine that the agreements that establish the structure for operating our business in China do not comply with PRC regulatory restrictions on foreign investment, we could be subject to severe penalties. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between Ningguo and Anhui. Although we have been advised by our PRC counsel, that based on their understanding of the current PRC laws, rules and regulations, the structure for operating our business in China (including our corporate structure and contractual arrangements with Anhui and its owners) comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, we cannot assure you that the PRC regulatory authorities will not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable. In addition, new PRC laws, rules and regulations may be introduced from time to time to impose additional requirements that may be applicable to our contractual arrangements. For example, the PRC Property Rights Law that became effective on October 1, 2007 may require us to register with the relevant government authority the security interests on the equity interests in Anhui granted to us under the equity pledge agreements that are part of the contractual arrangements. If we are required to register such security interests, failure to complete such registration in a timely manner may result in such equity pledge agreements to be unenforceable against third party claims.

The Chinese government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new Chinese laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future Chinese laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

If Ningguo or Anhui are determined to be in violation of any existing or future PRC laws, rules or regulations or fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of our PRC consolidated entities;

●	discontinuing or restricting the operations of our PRC consolidated entities;

●	imposing conditions or requirements with which we or our PRC consolidated entities may not be able to comply;

●	requiring us or our PRC consolidated entities to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; or

●	imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and have a material adverse effect on our financial condition, results of operations and prospects.

Our contractual arrangements with Anhui and its owners may not be as effective in providing control over these entities as direct ownership.

We have no equity ownership interest in Anhui, and rely on contractual arrangements to control and operate Anhui and its businesses. These contractual arrangements may not be as effective in providing control over the company as direct ownership. For example, Anhui could fail to take actions required for our business despite its contractual obligation to do so. If Anhui fails to perform under its agreements with us, we may have to rely on legal remedies under Chinese law, which may not be effective. In addition, we cannot assure you that the owners of Anhui will act in our best interests.

Because we rely on the consulting services agreement with Anhui for our revenue, the termination of this agreement will severely and detrimentally affect our continuing business viability under our current corporate structure.

Dynamic is a holding company and does not have any assets or conduct any business operations other than the contractual arrangements between Ningguo, our wholly owned subsidiary, and Anhui. As a result, we currently rely entirely for our revenues on dividends payments from Ningguo after it receives payments from Anhui pursuant to the consulting services agreement which forms a part of the contractual arrangements. The consulting services agreement may be terminated by written notice of Ningguo or Anhui in the event that: (a) Anhui causes a material breach of the agreement, provided that if the breach does not relate to a financial obligation of the breaching party, that party may attempt to remedy the breach following the receipt of the written notice; (b) one party becomes bankrupt, insolvent, is the subject of proceedings or arrangements for liquidation or dissolution, ceases to carry on business, or becomes unable to pay its debts as they become due; (c) Ningguo terminates its operations; or (d) circumstances arise which would materially and adversely affect the performance or the objectives of the agreement. Additionally, Ningguo may terminate the consulting services agreement without cause. Because neither we nor our direct and indirect subsidiaries own equity interests of Anhui, the termination of the consulting services agreement would sever our ability to continue receiving payments from Anhui under our current holding company structure. While we are currently not aware of any event or reason that may cause the consulting services agreement to terminate, we cannot assure you that such an event or reason will not occur in the future. In the event that the consulting services agreement is terminated, this may have a severe and detrimental effect on our continuing business viability under our current corporate structure, which in turn may affect the value of your investment.

We rely principally on dividends paid by our consolidated operating entity to fund any cash and financing requirements we may have, and any limitation on the ability of our consolidated PRC entities to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and rely principally on dividends paid by our consolidated PRC operating entity for cash requirements, including the funds necessary to service any debt we may incur. In particular, we rely on earnings generated by Anhui, which are passed on to us through Ningguo. If any of our consolidated operating subsidiaries incurs debt in its own name in the future, the instruments governing the debt may restrict dividends or other distributions on its equity interest to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements Ningguo currently have in place with Anhui, in a manner that would materially and adversely affect our ability to pay dividends and other distributions on our equity interest.

Furthermore, applicable PRC laws, rules and regulations permit payment of dividends by our consolidated PRC entity only out of its retained earnings, if any, determined in accordance with PRC accounting standards. Under PRC laws, rules and regulations, our consolidated PRC entities are required to set aside at least 10.0% of their after-tax profit based on PRC accounting standards each year to their statutory surplus reserve fund until the accumulative amount of such reserves reach 50.0% of their respective registered capital. As a result, our consolidated PRC entity is restricted in its ability to transfer a portion of its net income to us whether in the form of dividends, loans or advances. As of December 31, 2009, we had retained earnings of approximately $14.3 million. Our retained earnings are not distributable as cash dividends. Any limitation on the ability of our consolidated operating subsidiaries to pay dividends to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

Management members of Anhui have potential conflicts of interest with us, which may adversely affect our business and your ability for recourse.

Mr. Wu Qiyou, Dynamic’s Chief Executive Officer, is also the Chairman of Anhui and executive director of Ninnguo. Conflicts of interests between their respective duties to our company and Anhui may arise. As our directors and executive officers, they have a duty of loyalty and care to us under U.S. and BVI law when there are any potential conflicts of interests between our company and Anhui. We cannot assure you, however, that when conflicts of interest arise, every one of them will act completely in our interests or that conflicts of interests will be resolved in our favor. For example, they may determine that it is in Anhui’s interests to sever the contractual arrangements with Ninnguo, irrespective of the effect such action may have on us. In addition, any one of them could violate his or her legal duties by diverting business opportunities from us to others, thereby affecting the amount of payment that Anhui is obligated to remit to us under the consulting services agreement.

In the event that you believe that your rights have been infringed under the securities laws or otherwise as a result of any one of the circumstances described above, it may be difficult or impossible for you to bring an action against Anhui or our officers or directors who are members of Anhui’s management, all of whom reside within China. Even if you are successful in bringing an action, the laws of China may render you unable to enforce a judgment against the assets of Anhui and its management, all of which are located in China.

RISKS RELATED TO DOING BUSINESS IN CHINA

Anhui is subject to restrictions on making payments to us.

Parkview is a holding company incorporated in Delaware and does not have any assets or conduct any business operations other than its indirect investments in Anhui. As a result of the holding company structure, Parkview relies entirely on payments from that company under the contractual arrangements with Ninnguo. The Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “Government control of currency conversion may affect the value of your investment.” Furthermore, if our affiliated entity in China incurs debt on their own in the future, the instruments governing the debt may restrict their ability to make payments. If we are unable to receive all of the revenues from our operations through these contractual arrangements, we may be unable to pay dividends on our Common Stock.

New labor laws in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law. The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

Because our assets are located overseas, shareholders may not receive distributions that they would otherwise be entitled to if we were declared bankrupt or insolvent.

Because all of our assets are located in the PRC, they may be outside of the jurisdiction of U.S. courts to administer if we are the subject of an insolvency or bankruptcy proceeding. As a result, if we declared bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the U.S., under U.S. Bankruptcy law.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

All of our business operations are currently conducted in the PRC, under the jurisdiction of the PRC government. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Unprecedented rapid economic growth in China may increase our costs of doing business, and may negatively impact our profit margins and/or profitability.

Our business depends in part upon the availability of relatively low-cost labor and materials. Rising wages in China may increase our overall costs of production. In addition, rising raw material costs, due to strong demand and greater scarcity, may increase our overall costs of production. If we are not able to pass these costs on to our customers in the form of higher prices, our profit margins and/or profitability could decline.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because our subsidiaries are incorporated in non-U.S. jurisdictions, we conduct substantially all of our operations in China, and most of our officers reside outside the United States.

Although Parkview is incorporated in Delaware, all of our business operations are conducted in China by Anhui. Most of our officers and directors reside in China and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely within the United States.

Governmental control of currency conversion may affect the value of your investment.

The Chinese government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from payments from Anhui. Shortages in the availability of foreign currency may restrict the ability of our Chinese subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from China State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollars. We rely entirely on fees paid to us by our affiliated entity in China. Any significant fluctuation in the value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency.

Dividends we receive from our subsidiary located in the PRC may be subject to PRC withholding tax.

The recently enacted PRC Enterprise Income Tax Law, or the EIT Law, and the implementation regulations for the EIT Law issued by the PRC State Council, became effective as of January 1, 2008. The EIT Law provides that a maximum income tax rate of 20% is applicable to dividends payable to non-PRC investors that are “non-resident enterprises,” to the extent such dividends are derived from sources within the PRC, and the State Council has reduced such rate to 10% through the implementation regulations. We are a Delaware holding company and substantially all of our income is derived from the operations of Anhui located in the PRC, which is contractually obligated to pay its quarterly profits to our WFOE. Therefore, dividends paid to us by our WFOE in China may be subject to the 10% income tax if we are considered as a “non-resident enterprise” under the EIT Law. If we are required under the EIT Law and its implementation regulations to pay income tax for any dividends we receive from our WFOE, it may have a material and adverse effect on our net income and materially reduce the amount of dividends, if any, we may pay to our shareholders.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our WFOE. Shortages in the availability of foreign currency may restrict the ability of our WFOE to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency-denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade related transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. However, approval from the SAFE or its local branch is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

The land on which our facilities are located could be subject to appropriation by the PRC government.

There is no private ownership of land in China. All land ownership is held by the government of the PRC, its agencies and collectives. Land use rights can be transferred upon approval by the land administrative authorities of the PRC (State Land Administration Bureau) upon payment of the required land transfer fee. We have acquired the land use rights for our facilities through 2055, however, under PRC law, land use rights can be revoked and the tenants forced to vacate at any time when re-development of the land is in the public interest. There is no assurance that the land use rights for this location will not be revoked.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a Western style of management and financial reporting concepts and practices, as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as will be required under Section 404 of the Sarbanes Oxley Act of 2002.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our Common Stock and no market.

It is anticipated that there will be a limited trading market for the Common Stock on the Over-the-Counter Bulletin Board. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

You may have difficulty trading and obtaining quotations for our Common Stock.

The Common Stock may not be actively traded, and the bid and asked prices for our Common Stock on the Over-the-Counter Bulletin Board may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the Common Stock, and would likely reduce the market price of our Common Stock and hamper our ability to raise additional capital.

The market price of our Common Stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●
dilution caused by our issuance of additional shares of Common Stock and other forms of equity securities, which we expect to make in the Offering and in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

●	quarterly variations in our revenues and operating expenses;

●	changes in the valuation of similarly situated companies, both in our industry and in other industries;

●	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

●	changes in the accounting methods used in or otherwise affecting our industry;

●	additions and departures of key personnel;

●	announcements of technological innovations or new products available to the agricultural industry;

●	announcements by relevant governments pertaining to incentives for agricultural development programs;

●	fluctuations in interest rates and the availability of capital in the capital markets; and

●
significant sales of our Common Stock, including sales by the investors following registration of the shares of Common Stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operations and financial condition.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Common Stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the Common Stock.

Our officers, directors and principal shareholders own a controlling interest in our voting stock and Investors will not have any voice in our management.

Following completion of the Reverse Merger Transaction and the Financing, our officers, directors and principal shareholders, in the aggregate, beneficially own or control the votes of approximately 52.65% of our outstanding Common Stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

●	election of our board of directors;
●	removal of any of our directors;
●	amendment of our certificate of incorporation or bylaws; and
●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors, executive officers and principal shareholders collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors, executive officers or principal shareholders, or the prospect of these sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our common stock is not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Our common stock is currently traded, but with very low, if any, volume, based on quotations on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shareholders should be aware that, according to Commission Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, in the event we are no longer a smaller reporting company, the independent registered public accounting firm auditing our financial statements would be required to attest to the effectiveness of our internal controls over financial reporting. Such attestation requirement by our independent registered public accounting firm would not be applicable to us until the report for the year ended December 31, 2011 at the earliest, if at all. If we are unable to conclude that we have effective internal controls over financial reporting or if our independent registered public accounting firm is required to, but is unable to provide us with a report as to the effectiveness of our internal controls over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and
●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this Current Report contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

●	discuss our future expectations;
●	contain projections of our future results of operations or of our financial condition; and
●	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this Current Report.

This Management’s Discussion and Analysis (“MD&A”) relates to the financial condition and results of operations of Anhui for the years ended December 31, 2009 and 2008, and the six months ended June 30, 2010 and 2009.

Except where otherwise indicated, all financial information is expressed in U.S. dollars and determined on the basis of accounting principles generally accepted in the United States. This MD&A should be read in conjunction with Anhui’s audited financial statements for the years ended December 31, 2009 and 2008 and the unaudited interim financial statements of Dynamic for the six months ended June 30, 2010 and 2009.

Overview

Dynamic was incorporated in the British Virgin Islands on March 2, 2010. On May 25, 2010, Ningguo was incorporated. Dynamic owns 100% of the capital stock of Ningguo. On May 26, 2010, Ningguo entered into a series of contractual agreements with Anhui and its three owners, in which Ningguo effectively assumed management of the business activities of Anhui and has the right to appoint all executives and senior management and the members of the board of directors of Anhui. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement and Operating Agreement, through which Ningguo has the right to advise, consult and manage Anhui and its business operations for a quarterly consulting fee equal to all of Anhui’s quarterly net profit. Dynamic will receive distributions from its consolidated affiliates only to the extent service fees are paid to Ningguo under these series of agreements and further distributed as dividends or other shareholder distributions by Ningguo. To secure payment of the service fees, Anhui’s shareholders have pledged their rights, titles and equity interest in Anhui as security for Ningguo to collect the consulting fee from Anhui through an Equity Pledge Agreement. In order to further reinforce Ningguo’s rights to control and manage Anhui, the shareholders of Anhui granted Ningguo the exclusive right to exercise their voting rights pursuant to a Voting Rights Proxy Agreement, as well as the exclusive right and option to acquire all of their equity interests in Anhui through an Option Agreement.

Anhui was established in May 1996 under the laws of the PRC. Anhui raises, processes and markets ducks and duck related food products through three business lines:

●	Breeding Unit – breeds, hatches, and cultivates ducklings for resale and processing by the Food Processing Unit;
●	Feed Unit – produces duck feed for internal use and external sale; and
●	Food Processing Unit – processes ducklings into frozen raw food product for commercial resale.

The contractual arrangements completed in May 2010 provide that Dynamic has a controlling interest in Anhui as defined by FASB Accounting Standards Codification 810, “Consolidation”, Section 10-15, “Variable Interest Entities”, which requires Dynamic to consolidate the financial statements of Ningguo and Anhui.

Accordingly, the financial statements for the six months ended June 30, 2010 reflect the consolidated financial results of Dynamic, Ningguo, and Anhui.

For the Years ended December 31, 2009 and 2008

Revenues

Revenues for the years ended December 31, 2009 and 2008 were $28,859,699 and $37,863,219, respectively. Revenues by business unit were as follows:

			Food
	Breeding	Feed	Processing
	Unit	Unit	Unit	Consolidated

2009	$7,704,942	$50,592	$21,104,165	$28,859,699

2008	9,608,988	20,206,867	8,047,364	37,863,219

During the year ended December 31, 2009, the Feed Unit made minimal sales to external customers. During 2008, the Feed Unit made sales to one primary external customer. This relationship was terminated during the end of 2008 and the Feed Unit focused on supplying the Breeding Unit internally.

The Food Unit realized a dramatic increase in sales from 2008 to 2009, as 2008 was its first full year of operation.

Revenues shown above reflect only sales to external customers. During the year ended December 31, 2009, the Feed Unit made sales of duck feed product to the Breeding Unit totaling $12,387,362 and $11,025,156, respectively, and the Food Unit made sales of food products to the Breeding Unit totaling $51,137 and $18,885, respectively.

During the years ended December 31, 2009 and 2008, all of Anhui’s sales were to customers located in the PRC.

Cost of goods sold and gross margin

Cost of goods sold for the years ended December 31, 2009 and 2008 were $24,670,485 and $30,025,790, respectively. Cost of goods sold consists principally of the cost of grains and fees paid to subcontracted farmers to raise commercial ducklings. The cost of grains fluctuates due to market, political, and economic factors that are beyond Anhui’s control. A dramatic increase in the price of grain could reduce profit margins and adversely affect Anhui’s results of operations if it is unable to pass such increased costs on to customers. Gross margins on revenues for the years ended December 31, 2009 and 2008 were 15% and 21%, respectively.

Sales and marketing expenses

Sales and marketing expenses for the years ended December 31, 2009 and 2008 were $55,425 and $164,184, respectively. Anhui reduced its sales and marketing expenditures in 2009 as more of its sales from the Breeding and Feed Units were made internally.

General and administrative expenses

General and administrative expenses for the years ended December 31, 2009 and 2008 were $1,347,787, and $1,194,297, respectively, and are comprised of expenses related to corporate administration, accounting, and other shared corporate costs. General and administrative expenses during 2009 reflect expenses in the amount of $148,750 related to the transaction whereby it intends to become listed on a United States stock exchange or quotation service through a reverse merger with a publicly traded company.

Other expense

Other expense for the years ended December 31, 2009 and 2008 were $81,736, and $165,611, respectively. These expenses are not directly related to Anhui’s principal business.

Subsidy income

From time to time, Anhui receives subsidies from the PRC government.  Subsidies used for current period expenditures are recognized as income in the period in which the benefit from the subsidy is realized by Anhui.  Certain of the subsidies are earmarked for particular capital improvement projects, and the completed projects must be approved by the government to ensure specifications were met.  Subsidies that relate to depreciable property and equipment are recorded as an offset to the related capital accounts to which the subsidy relates.

Anhui defers amounts received pursuant to capital subsidies until the projects are approved, at which time the deferred balances are recorded as an offset to the related capital accounts.   As of December 31, 2009 and 2008, deferred subsidy funds received were $Nil and $717,954, respectively.

During the years ended December 31, 2009 and 2008, Anhui recognized subsidy income of $339,981 and $Nil, respectively.  During 2009, Anhui recorded capital subsidies in the amount of $1,853,557, which were offset against the cost of the capital assets.

Interest expense

Interest expense (net) for the years ended December 31, 2009 and 2008 was as follows;

	2009	2008

Interest income	$(73,680)	$(99,990)
Interest expense	536,573	476,646
Bank fees	77,598	18,075
Discounts from fair value on initial recognition of long term non-interest bearing loans	—	(42,785)
Amortization of debt discount	9,291	—
Imputed interest expense	5,142	—

Total interest expense	$554,924	$351,946

Interest income is derived from interest earned on bank deposits, loans receivable, and cash and cash equivalents.  Interest expense relates to interest accrued on bank loans and credit facilities, and bank fees relating to cash accounts.  Anhui also recognized a discount on the face value of certain zero-interest loans with a stated maturity date at their inception to adjust the carrying value to the fair value, and amortization expense to amortize the discount.  Imputed interest expense represents interest expense on zero interest debt with no maturity date.

Income tax expense

Statutorily, Anhui is subject to income taxes in the PRC on its taxable income at a tax rate in accordance with the relevant income tax laws.  However, beginning in 2006, Anhui received an agricultural tax exemption from the PRC government whereby Anhui has not been subject to corporate income taxes during this period.  Accordingly, Anhui did not recognize any income tax expense during the years ended December 31, 2009 or 2008.  The exemption relates to unprocessed agricultural products and is granted by the relevant taxing authority on a year-by-year basis.  There is no stated expiration to the exemption, and while Anhui expects to continue to receive favorable tax treatment, changes in government policy could results in Anhui being required to pay income taxes.

Net income

Net income for the years ended December 31, 2009 and 2008 was $2,489,323 and $5,961,391, respectively. The lower income in 2009 was the direct result of lower external sales by the Feed and Breeding Unit, offset by an increase in Food Unit sales as that unit gained momentum in its second full year of operation.  Anhui intends to continue to market its Feed and Breeding Unit products to external customers, as well as to continue to expand its processed food products.

For the six months ended June 30, 2010 and 2009

Revenues

Revenues for the six months ended June 30, 2010 and 2009 were $19,646,570 and $7,268,909, respectively.  Revenues by business unit were as follows:

			Food
	Breeding	Feed	Processing
	Unit	Unit	Unit	Consolidated

2010	$3,596,858	$4,882,834	$11,166,878	$19,646,570

2009	3,207,663	482	4,060,764	7,268,909

The Food Unit began its operations in 2008, and showed a significant increase in sales in the six months ended June 30, 2010 compared to the six months ended June 30, 2009, as sales and marketing efforts resulted in increased sales.  Breeding Unit sales have remained relatively flat for the six months ended June 30, 2010 compared with the six months ended June 30, 2009.  The Feed Unit realized minimal sales in the six months ended June 30, 2009 as products were primarily sold internally to the Breeding Unit.  However, in the second quarter of 2010, Anhui made significant sales of feed products to external customers through one distributor.  Anhui continues to attempt to market its feed products to external customers, primarily through feed distributors, and expects to continue realizing sales revenue from such products.  However, because distribution of these products is currently concentrated in one distributor, loss of that distributor would materially affect such sales.

Revenues shown above reflect only sales to external customers.  During the six months ended June 30, 2010 and 2009, the Feed Unit made sales of duck feed product to the Breeding Unit totaling $7,538,287 and $5,428,286, respectively, and the Breeding Unit made sales of ducks to the Food Unit totaling $121,253 and $41,929, respectively.

During the six months ended June 30, 2010 and 2009, all of Anhui’s sales were to customers located in the PRC.

Cost of goods sold and gross margin

Cost of goods sold for the six months ended June 30, 2010 and 2009 were $16,221,751 and $6,298,086 respectively. Cost of goods sold consists principally of the cost of grains and fees paid to subcontracted farmers to raise commercial ducklings. The cost of grains fluctuates due to market, political, and economic factors that are beyond Anhui’s control. A dramatic increase in the price of grain could reduce profit margins and adversely affect Anhui’s results of operations if it is unable to pass such increased costs on to customers.  Gross margins on revenues for the six months ended June 30, 2010 and 2009 were 17% and 13%, respectively.

Sales and marketing expenses

Sales and marketing expenses for the six months ended June 30, 2010 and 2009 were $22,860 and $30,787, respectively.

General and administrative expenses

General and administrative expenses for the six months ended June 30, 2010 and 2009 were $1,324,147, and $579,806, respectively, and are comprised of expenses related to corporate administration, accounting, and other shared corporate costs.  General and administrative expenses during the six months ended June 30, 2010 and 2009 reflect professional service expenses in the amount of $536,250 and $75,000, respectively, related to the transaction whereby Anhui intends to become listed on a United States stock exchange or quotation service through a reverse merger with a publicly traded company.  Anhui also recorded amortization of discounts on convertible debt in the amount of $61,892 in the six months ended June 30, 2010.

Other income

In 2008, Anhui began construction on an organic fertilizer manufacturing plant that it intended to complete in the second half of 2010.  The fertilizer plant was to be used to process duck waste products into a saleable organic fertilizer product.

In May 2009, Anhui entered into an Asset Transfer Agreement with an unrelated third party, whereby the buyer agreed to buy, and Anhui agreed to sell, the fertilizer plant and related equipment, ground works, land rights, and intellectual property associated with the manufacturing process. The sale price for the sold assets (as valued using the exchange rate on the sale date) was $3,886,431, of which $2,048,371 was paid in June 2010, and $1,838,060 is payable no later than November 18, 2010.  The value of the portion of the sale price receivable as of June 30, 2010 (using the exchange rate on June 30, 2010) was $1,845,106.

Anhui recognized a gain on the sale of the fertilizer plant and related assets equal to the excess of the sale price over the carrying value of the sold assets, in the amount of $877,874.

Additionally, during a prior period, Anhui wrote off an account receivable for the sale of a separate subsidiary with a sale price of $895,430 that was completed in 2005.  During June 2010, Anhui received payment for the prior account payable.  Accordingly, Anhui recognized a gain from the collection of the account in this amount.

Subsidy income

From time to time, Anhui receives subsidies from the PRC government. Subsidies used for current period expenditures are recognized as income in the period in which the benefit from the subsidy is realized by Anhui. Certain of the subsidies are earmarked for particular capital improvement projects, and the completed projects must be approved by the government to ensure specifications were met. Subsidies that relate to depreciable property and equipment are recorded as an offset to the related capital accounts to which the subsidy relates.

During the six months ended June 30, 2010 and 2009, Anhui recognized subsidy income of $108,543 and $108,137, respectively.

Interest expense

Interest expense (net) for the six months ended June 30, 2010 and 2009 was as follows;

	2010	2009

Interest income	$(1,942)	$(14,831)
Interest expense	717,930	277,884
Bank fees	116,241	39,644
Discounts from fair value on initial recognition of long term non-interest bearing loans	(41,716)	—
Amortization of debt discount	5,333	4,447
Imputed interest expense	10,102	—

	$805,948	$307,144

Interest income is derived from interest earned on bank deposits, loans receivable, and cash and cash equivalents. Interest expense relates to interest accrued on bank loans and credit facilities, and bank fees relating to cash accounts. Anhui also recognized a discount on the face value of certain convertible loans and zero-interest loans with a stated maturity date at their inception to adjust the carrying value to the fair value, and amortization expense to amortize the discount. Imputed interest expense represents interest expense on zero interest debt with no maturity date.

Income tax expense

Statutorily, Anhui is subject to income taxes in the PRC on its taxable income at a tax rate in accordance with the relevant income tax laws. However, beginning in 2006, Anhui received an agricultural tax exemption from the PRC government whereby Anhui has not been subject to corporate income taxes during this period. Accordingly, Anhui did not recognize any income tax expense during the six months ended June 30, 2010 or 2009. The exemption relates to unprocessed agricultural products and is granted by the relevant taxing authority on a year-by-year basis. There is no stated expiration to the exemption, and while Anhui expects to continue to receive favorable tax treatment, changes in government policy could results in Anhui being required to pay income taxes.

Net income

Net income for the six months ended June 30, 2010 and 2009 was $3,152,528 and $142,704, respectively. The higher income in 2010 was the result of (i) increased profit from the Food Unit as sales increased and margins improved, (ii) external sales from the Feed Unit in 2010, where no external sales were made in 2009, (iii) a gain on the sale of the fertilizer plant in 2010 in the amount of $877,874, and (iv) a gain from the collection of an account previously written off in the amount of $895,430. These improvements were offset by higher general and administrative expense relating to preparation for Anhui’s merger into a public reporting company in the U.S., and higher interest expense associated with increased debt balances. Anhui intends to continue to market its Feed and Breeding Unit products to external customers, as well as to continue to expand its processed food products.

Liquidity and Capital Resources

As of June 30, 2010 and December 31, 2009, Anhui had unrestricted cash balances of $1,859,417 and $605,392, respectively, and a working capital deficiency of $7,523,015 and $12,804,524, respectively.

Notwithstanding Anhui’s history of profits and retained earnings, Anhui has serious working capital deficiencies, arising primarily from Anhui’s practice of borrowing funds in the form of both short and long term bank loans payable to supplement government grants to fund its capital expansion projects. Anhui believes that it will be able extend a substantial portion of its current loans payable, or issue new debt or equity to repay loans that come due during the remainder of 2010, although Anhui does not have any contracts or commitments to do so and cannot provide any assurance that it will be able to achieve such extension or additional capital. Anhui has already extended or replaced approximately $12.2 million in current bank loans that matured since December 31, 2009. Additionally, Anhui expects to attempt to raise between $7.5-9 million in connection with this Offering. The balance of Anhui’s working capital deficiency is expected to be eliminated from future profitable operations. Anhui believes that the refinancing strategies referred to above would mitigate the serious deficiencies in working capital as of June 30, 2010 and December 31, 2009.

On March 1, 2010, Anhui issued unsecured debentures in the aggregate principal amount of $650,000 to 11 investors. Anhui received net proceeds of $555,000, which were used to pay legal, accounting, and other costs associated with Anhui completing a transaction whereby it intends to become a U.S. reporting company through a reverse merger with a publicly traded company. The debentures bear interest at a rate of 15% per annum, and mature on the earlier of September 30, 2010 or the completion of a financing of at least $10,000,000 by Anhui. The debentures are convertible, at the sole option of the holder, into shares of Anhui at a price equal to a 25% discount to the price of any new financing. Each debenture holder also will receive the equivalent of one share of the public entity for each dollar invested in the debenture. Anhui expects to repay these loans in cash from the proceeds of this Offering.

The following table sets forth Anhui’s long term debt and other long term commitments as of June 30, 2010:

Contractual Obligations	Total	< 1 year	1-3 years	3-4 Years	> 5 years
Debt	$19,648,521	$13,659,196	$2,235,389	$3,753,936	$—
Operating Leases (1)	–	—	—	—	—
Total Contractual Obligations	$19,648,521	$13,659,196	$2,235,389	$3,753,936	$—

       (1)   Anhui leases certain of its facilities pursuant to non-cancellable lease agreements expiring at various times through 2037. The amount of rent on these facilities is not fixed, but is based on the government stipulated market price of grains multiplied by the grain yield per mu (approximately 0.667 hectares). Because future rents on these facilities depend upon unknown future market and production factors, the amount of future commitment cannot be quantified.

Off-Balance Sheet Arrangements

None.

Financial Instruments and Other Instruments

Anhui’s financial instruments consist of cash and cash equivalents, trade accounts receivable, loans receivable, other receivables, prepaid and other current assets, amounts due from/to related parties, trade accounts payable and accrued liabilities, other accounts payable, and current loans payable. The fair values of these financial instruments approximate their carrying values due to the relatively short-term maturity of these instruments. Cash has been valued using the market value technique.

Critical Accounting Policies

        See the disclosure regarding critical accounting policies in Anhui’s financial statements attached hereto.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the pro forma beneficial ownership of the Company’s Common Stock upon Closing. The table sets forth the beneficial ownership of (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of Common Stock; (ii) each of the directors and executive officers of the Company; and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Dynamic Ally Limited, No. 88 Eastern Outer Ring Road, Ningguo City, Anhui Province, PRC 242300.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF COMMON STOCK
Wu Qiyou (2)	Common Stock	0	*
Chen Beihuang (2)	Common Stock	0	*
Han Jialiang	Common Stock	0	*
He Zhiwei	Common Stock	0	*
James J. Keil	Common Stock	0	*
David Dodge	Common Stock	141,894	1.49%
Officers and Directors as a Group (6 persons)	Common Stock	141,894	1.49%

Firm Success International, Ltd. (2)	Common Stock	4,886,990	51.17%

___________________________
* Denotes less than 1%

(1)
Beneficial ownership percentages gives effect to the completion of the Reverse Merger Transaction and the Financing, and are calculated based on 9,551,333 shares of Common Stock issued and outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of Common Stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 10, 2010. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)
Phong Sae-Ia is the owner of 100% of the capital stock of Firm Success International, Ltd., and therefore owns 4,886,990 shares of the Company. Phong Sae-Ia’s ownership in Firm Success International, Ltd. will be subject to the Option Agreement, pursuant to which 100% of Phong Sae-Ia’s ownership in Firm Success International, Ltd. is expected to be transferred to the current shareholders of Anhui (of which Wu Qiyou owns 96% and Chen Beihuang owns 2%) within three years from the date of the Option Agreement. If the Option Agreement is exercised in full, Wu Qiyou would control 4,691,510, or 49.12%, and Chen Beihuang would own 97,740, or 1.02%, of the Company’s shares at such time as this equity interest were fully earned pursuant to the terms of the Option Agreement. Firm Success pledged its shares as security for the Company achieving the Target Income. The pledged shares will be released from the pledge and returned to Firm Success if the Company achieves the Target Income. If the Target Income is not met, the Pledged Shares will be distributed pro rata to the holders of the Units. Please see Item 3.02 for a more detailed description.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

Our Directors and Executive Officers

In connection with the change in control of the Company described in Item 5.01 of this report, effective November 10, 2010, Richard B. Frost resigned as our President and Chief Executive Officer, Bert L. Gusrae resigned as our Secretary, Treasurer and Director and Rebecca A. Lozano resigned as our Vice President. On November 10, 2010, we appointed Mr. Wu Qiyou as our Chief Executive Officer and Chairman, David Dodge as our Chief Financial Officer, Chen Beihuang as our Vice General Manager and Director, Han Jialang as our Financial Controller and Director, He Zhiwei as our Director and James J. Keil as our Director. Upon the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders in compliance with the provisions of Section 14(f) of the Act and Rule 14(f)-1 thereunder, the resignation of Mr. Gusrae as a director of our Board, and the appointment of Chen Beihuang, Han Jialiang, He Zhiwei and James J. Keil as members of our Board, will also become effective. The Schedule 14f-1 Information Statement is expected to be filed on or about November 15, 2010 and mailed immediately thereafter.

Upon the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement, a majority of our officers and directors will be residents of the PRC. As a result, it may be difficult for investors to effect service of process within the United States upon any of them or to enforce court judgments obtained against them in the United States courts.

The following table sets forth the executive officers and directors, their ages and position(s) with the Company following the mailing of the Schedule 14f-1 Information Statement.

Name	Age	Position
Wu Qiyou	41	Chief Executive Officer and Chairman of the Board of Directors
David Dodge	35	Chief Financial Officer
Chen Beihuang	40	Vice General Manager and Director
Han Jialiang	45	Financial Controller and Director
He Zhiwei	43	Director
James J. Keil	82	Director

Wu Qiyou is the founder, Chief Executive Officer, and Chairman of the Board of Directors of Anhui. Mr. Wu founded Anhui in 1996 and has acted as the principal executive officer since that date. Prior to founding Anhui, Mr. Wu was the production manager of Xin Ling Electrical Machinery Factory of Ningguo County. Mr. Wu received a degree in enterprise management from Beijing Society Correspondence University in 1992.

Chen Beihuang has served as Anhui’s Vice General Manager since May 1999. Ms. Chen earned a junior college degree from Hefei Industrial College in 1998. Prior to joining Anhui in 1999, Ms. Chen held various financial management and accounting positions at manufacturing companies in the PRC, including Ri Quan Photoelectric Company, Hong Xing Machinery Plant, Shan MenVehicle Transport Company, and Jiangnan Chemical Factory.

Han Jialiang has served as Anhui’s Finance Controller since January 2000. Mr. Han received a junior college degree from Anhui Finance and Trade College in July 2006. Prior to joining Anhui in 2000, Mr. Han was Controller at Ningguo Industrial Group Company from August 1988 to May 1998, and was an auditor with Ningguo Audit Firm from May 1998 to December 1999.

David A. Dodge has been an independent financial consultant since 2007, acting as interim CFO and/or providing accounting, management, and financial reporting services for TTC Technology Corp (formerly SmarTire Systems, Inc.)(TCLIF.PK), Futuremedia PLC (FMDAY.OB), and multiple privately held Chinese companies in the process of going public and raising capital in North America. Previously, Mr. Dodge served as CFO of NeoMedia Technologies, Inc. (OTCBB: NEOM), a U.S. public company, from 2002 through 2007. From 1999 to 2002, Mr. Dodge held various finance-related positions with NeoMedia, including Director of Financial Reporting, Director of Financial Planning, and Controller. Prior to his public company experience, Mr. Dodge was an auditor with Ernst & Young LLP from 1997 to 1999. Mr. Dodge holds a B.A. in economics from Yale University and an M.S. in accounting from the University of Hartford, and is also a Certified Public Accountant (inactive).

He Zhiwei (Michael) is currently serving as the executive director of China Ray Consulting, where he leads the management consulting practice for China-based small-cap and micro-cap businesses. Previously, he served as the Chief Financial Officer for Chisen Electric Corporation (OTCBB:CIEC) between November 2008 and June 2010 and as a Director between November 2008 and September 2010. From 1999 to 2001, Mr. He served as Strategic Commodity Manager of Worldwide Operations at Dell, Inc. From February 2001 to November 2006, Mr. He was responsible for capacity and service management of Capital One’s Technology Operations and Data Center Operations. In 2005, Mr. He became the Finance Manager at Capital One Global Financial Services, where he analyzed, reported and managed the financials and the annual operating budget of $130 million. In his tenure at Capital One Financial Corporation, Mr. He maintained a rigorous cost management discipline. From November 2006 to December 2007, Mr. He led the efforts at Circuit City Stores Inc. and BDA Inc. to develop private label branding strategies, consumer electronics products and video gaming accessories, where he minimized the dependency on non value-added brands. From December 2007 to November 2008, Mr. He played a leadership role at Amazon.com Inc. in maximizing Amazon’s segment share and profitability by developing and implementing the Private Label and Direct Import infrastructure and programs that had reinforced Amazon’s position as the global leader in online shopping for all products. Mr. He also helped rapidly expand and grow Amazon’s international retail business in Europe, Japan and China.

James J. Keil. Mr. Keil is founder and President of Keil Partners, LLC, a marketing, consulting and government reseller firm started in November 2009 now located in Chicago, Illinois specializing in reselling hardware and software products and solutions to the various agencies of the U.S. federal government. Mr. Keil also been a Director of NeoMedia Technologies, Inc. (OTCBB:NEOM) since August 1996. Prior to having his own businesses, Mr. Keil worked for 38 years at IBM and Xerox Corporation in various marketing, sales and senior executive positions. From 1989 to 1995, Mr. Keil was on the board of directors of Elixir Technologies Corporation (a non-public corporation) and from 1990 to 1992 was the Chairman of its Board of Directors. From 1992 to 1996, Mr. Keil served on the board of directors of Document Sciences Corporation. Mr. Keil holds a B.S. degree from the University of Dayton and did Masters level studies at the Harvard Business School and the University of Chicago in 1961-1962.

Family Relationships

None.

Involvement in Certain Legal Proceedings

To the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

●
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law

Audit Committee

We have not yet appointed an audit committee. At the present time, we believe that the members of Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We do, however, recognize the importance of good corporate governance and intend to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, in the near future.

Compensation Committee

We do not presently have a compensation committee. Our board of directors currently acts as our compensation committee.

Nominating Committee

We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last two completed fiscal years. We refer to all of these officers collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wu Qiyou	2009	—	—	—	—	—	—	—	—
	2008	—	—	—	—	—	—	—	—

Richard B. Frost*	2009	—	—	—	—	—	—	—	—
	2008	—	—	—	—	—	—	—	—

Alicia M. LaSala**	2009	—	—	—	—	—	—	—	—
	2008	—	—	—	—	—	—	—	—

*Mr. Frost resigned as our Chief Executive Officer and President on November 10, 2010.
**Ms. LaSala resigned as our Chief Executive Officer in May of 2008.

Outstanding Equity Awards at Fiscal Year-End Table.

None of our executive officers received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Employment Agreements with Executive Officers

David Dodge

On March 26, 2010, Anhui entered into a consulting agreement with David Dodge, an individual, pursuant to which Mr. Dodge was engaged to act as Chief Financial Officer of Taiyang prior to completion of the Share Exchange, and in the same capacity of the Company upon the closing of the Reverse Merger Transaction. Pursuant to the terms of the consulting agreement, Mr. Dodge received 144 shares of Dynamic common stock prior to the closing of the Share Exchange. The contract also calls for Mr. Dodge to be compensated at a rate of $150 per hour for services performed, with a maximum of $10,000 per month. Mr. Dodge’s employment contract was transferred to the Company upon the closing of the Reverse Merger Transaction.

Director Compensation

Currently, we do not pay any compensation to our directors for their service on the Board of Directors. However, we intend to review and consider future proposals regarding director compensation.

Stock Option Plans

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions of Parkview

On August 8, 2006 Parkview issued 1,500,000 shares of restricted Common Stock to Laura Palisa Mujica in exchange for the sum of $1,500. Ms. Mujica is the mother of C. Leo Smith, Parkview’s former officer and director. While Mr. Smith disclaimed beneficial interest in those shares, they were nevertheless deemed to be beneficially owned by him. Parkview repurchased the shares from Ms. Mujica on January 4, 2008, upon Mr. Smith’s resignation as an officer and director of the Company for the sum of $1,500.

On March 9, 2007 Parkview issued 1,000 shares of restricted Common Stock to C. Leo Smith, while he was Parkview’s officer and director for $250. Parkview repurchased these shares from Mr. Smith for $250 on January 4, 2008, upon his resignation as an officer and director of the Company.

On March 9, 2007 Parkview issued 1,000 shares of restricted Common Stock to John LaSala for $250. Mr. LaSala is the husband of Alicia M. LaSala, who holds more than five percent (5%) of Parkview’s issued and outstanding Common Stock. While Mrs. LaSala disclaims any beneficial interest in Mr. LaSala’s 1,000 shares, they are nevertheless deemed to be beneficially owned by her.

On April 4, 2007 Parkview issued 1,300 shares of restricted Common Stock for $325 to Bert L. Gusrae, an officer and director of Parkview, and Wendy Tand Gusrae, Mr. Gusrae’s wife. The shares are jointly held by Mr. and Mrs. Gusrae and may be deemed to be controlled by Mr. Gusrae.

On May 4, 2007 Parkview issued 1,000 shares of restricted Common Stock to the Nicholas F. LaSala Trust for $250. Mrs. Alicia M. LaSala holds more than five (5%) of the Company’s issued and outstanding Common Stock. Nicholas F. LaSala is the minor son of Mrs. LaSala and the beneficiary of the Nicholas F. LaSala Trust. While Mrs. LaSala disclaims any beneficial interest in the trust shares they may be deemed controlled by her.

On August 6, 2007, Parkview issued 1,000 shares of restricted Common Stock to Leroy A. Smith, MD for $250. Doctor Smith is the father of C. Leo Smith, Parkview’s former officer and director. Mr. Smith disclaimed any beneficial interest in the shares. Parkview repurchased the shares from Dr. Smith for $250 on January 4, 2008, upon Mr. Smith’s resignation as an officer and director of the Company.

On May 20, 2008 Parkview’s then majority shareholder and sole officer and director, Alicia M. LaSala, sold 400,000 shares, 300,000 shares, and 400,000 shares of her restricted Common Stock in Parkview to Richard B. Frost, Mark J. Hanna, and Bert L. Gusrae, respectively, for $0.001 per share, or a total of $1,100, in three (3) separate private transactions. The private transactions were consummated in conjunction with Mrs. LaSala’s resignation as an officer and director of Parkview and the coordinated appointment of Messrs. Frost, Hanna, and Gusrae as Parkview’s then new management.

On October 31, 2008, Messrs. Frost and Hanna each transferred 50,000 shares of their restricted Common Stock in Parkview to Rebecca A. Lozano, for $0.001 per share, or a total of $100 in connection with Ms. Lozano’s assumption of her officer position with the Company.

On November 5, 2008, the Company re-acquired 150,000 shares of the restricted Common Stock previously issued to Mr. Gusrae and 50,000 shares of the restricted Common Stock previously issued to Alicia M. LaSala, in each case for $0.001 per share, or a total of $200.

On May 11, 2009, Parkview issued 1,000 shares of restricted Common Stock to Rachel Frost, the wife of Richard B. Frost, and 1,000 shares of restricted Common Stock to Wendy Tand Gusrae, the wife of Bert L. Gusrae. Ms. Frost and Ms. Gusrae each paid $500 for their respective shares.

On July 7, 2009, Parkview issued 100,000 shares of restricted Common Stock to Frank Pellegrino for $50,000.

In each of these related transactions, the Company followed its informal unwritten policy and procedure for review, approval and ratification of proposed certain relationship transactions. The standard of review for approval and ratification of a certain relationship transaction is reasonableness and consistency with the needs of the Company, as discussed and subsequently determined by the Board unanimously, and in its sole discretion, at the time the transaction is proposed. In every case to date, the proposed transaction was reviewed by the Company’s Board of Directors when proposed, and received the Board’s unanimous written consent prior to consummation

Related Transactions of Dynamic Ally

As of June 30, 2010 and December 31, 2009, amounts due from related parties were comprised of the following:

	June 30,	December 31,
	2010	2009
Due from Wu Qiyou	$220,286	$735,861
Due from Chen Beihuang	126,458	585
Due from Wu Qida	29,375	29,252

	$376,119	$765,698

Wu Qiyou is Anhui founder and principal executive officer and the holder of 96% of Anhui’s registered share capital.

Wu Qida is the holder of 2% of Anhui’s registered share capital, and also the brother of Wu Qiyou.

Chen Beihuang is the holder of 2% of Anhui’s registered share capital.

As of June 30, 2010 and December 31, 2009, Anhui had $261,287 and $189,370, respectively, included in other accounts payable that was due to Taiyang Biological Corporation, a company owned 80% by Wu Qida.

Anhui was involved in related party transactions during the six months ended June 30, 2010 and 2009 and years ended December 31, 2009 and 2008 as described below.

During the six months ended June 30, 2010 and 2009 and years ended December 31, 2009 and 2008, Anhui made loans to Wu Qiyou in the amount of $403,675, $146,469, $325,637 and $67,938, respectively. Wu Qiyou made repayments on loan balances in the amount of $832,573, $38,646, $205,169 and $44,307 during the six months ended June 30, 2010 and 2009 and years ended December 31, 2009 and 2008, respectively. These loans were non-interest bearing and had no stated due date.

During the six months ended June 30, 2009 and years ended December 31, 2009 and 2008, Anhui made loans to Wu Qida in the amount of $29,226, $29,237 and $718, respectively. No loans were made during 2010 and no repayments were made during 2010 or 2009. Wu Qida made a repayment on these loans in the amount of $718 during year ended December 31, 2008. Also during the six months ended June 30, 2010, Anhui made purchases of feed components totaling $70,993 from Taiyang Biological Corporation, a company owned 80% by Wu Qida.

During the six months ended June 30, 2010 and 2009 and years ended December 31, 2009 and 2008, Anhui made loans to Chen Beihuang in the amount of $134,387, $9,060, $16,007 and $19,103, respectively. Chen Beihuang made repayments on these loans in the amount of $8,997, $21,773, $28,286 and $6,444 during the six months ended June 30, 2010 and 2009 and years ended December 31, 2009 and 2008, respectively. These loans were non-interest bearing and had no stated due date.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been available for quotation on the OTC Bulletin Board since November 2009 under the symbol PKVG.OB. For the period from November 2009 to date, the following table sets forth the high and low sale prices of our common stock as reported by the Over-the-Counter Bulletin Board.

Period	High	Low
Fiscal Year Ended December 31, 2009:
Fourth Quarter	—	—
Fiscal Year Ended December 31, 2010:
First Quarter	$—	$—
Second Quarter	—	—
Third Quarter	1.10	0.77
Fourth Quarter (1)	3.00	0.70

     (1)  As of November 10, 2010.

Immediately after completion of the Reverse Merger Transaction and the Financing, we had approximately 135 shareholders of record of our common stock, including the shares held in street name by brokerage firms. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from our consolidated operating entity for our funds and PRC regulations may limit the amount of funds distributed to us from our consolidated operating entity, which will affect our ability to declare any dividends.

Securities authorized for issuance under equity compensation plans

As of the date of this Current Report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

RECENT SALES OF UNREGISTERED SECURITIES

On August 6, 2007 Parkview completed a private placement of 17,200 shares of restricted Common Stock to fifteen (15) investors. The shares issued upon completion of the private placement were deemed exempt from registration pursuant to Section 4 (2) the Securities Act of 1933 (the “Act”) in reliance on Regulation D and Rule 504 promulgated thereunder. The Company was able to claim the private placement exemption indicated in that the offering was made to less than thirty–five (35) investors, solely to purchasers within the State of Florida, without sales commission or similar compensation paid to any person, and in that the offering involved neither general solicitation nor general advertising. Furthermore, the purchasers each advised the Company prior to purchase that they were purchasing the securities offered solely for their own account, that they had been informed that all of the securities purchased were unregistered, restricted securities subject to stop-transfer instructions and that all certificates representing the purchased securities would bear legends stating, the securities were not registered under the Act, and referring to applicable restrictions imposed upon their subsequent transferability and sale.

Parkview sold and issued 17,200 shares of Common Stock at $ .25 per share, for proceeds totaling $4,300, to the following investors:

Name of Investor	Number of Shares		Amount Invested

John LaSala	1,000		$250
Allen Weinstein	1,000		$250
Robert Beltrame	1,500		$375
Eugene M. Kennedy	1,200		$300
Lana R. Claman	1,200		$300
Bert Gusrae & Wendy Tand-Gusrae	1,300		$325
Alma Adamo	1,000		$250
Jesse Small	1,000		$250
David Messinger	1,000		$250
Jacqueline Borer	2,000		$500
David J. Blechman	1,000		$250
Nicholas F. LaSala Trust	1,000		$250
Brent A. Peterson	1,000		$250
C. Leo Smith	1,000	*	$250
Leroy A. Smith, MD	1,000	*	$250

     * These shares were repurchased by Parkview on January 4, 2008 in connection with the resignation and departure of Mr. C. Leo Smith as an officer and director of the Company at that time.

        On June 15, 2008 Parkview commenced a second private placement, offering up to 250,000 shares of its restricted Common Stock, solely to accredited investors. This private placement offering is currently underway pending completion after the date hereof. Issuances of Common Stock in this pending private placement are, and will be, deemed exempt from registration under the Act in reliance on Regulation D and Rule 506 promulgated thereunder. The Company is able to claim the private placement exemption indicated in that the offering has and will be made solely to accredited investors, without sales commission or similar compensation paid or payable to any person, and in that the offering involves neither general solicitation nor general advertising. Furthermore, the purchasers have, and will have, each advised the Company prior to purchase that they are accredited investors, purchasing the securities offered solely for their own account, that they have been informed that all of the securities purchased are unregistered, restricted securities, subject to stop-transfer instructions and that certificates representing their purchased securities bear, and will bear, legends, stating that the securities are not registered under the Act, and referring to applicable restrictions imposed upon their subsequent transferability and sale.

         Parkview has issued 106,000 shares of Common Stock to date in this private placement, at $ .50 per share, for total proceeds in the current amount of $53,000, to the following investors:

Name of Investor	Number of Shares	Amount Invested

Arturo Freeman	2,000	$1,000
Howard Kelrick	10,000	$5,000
Alan Stieb and Rochelle Adler-Steib	20,000	$10,000
Mark Robson	1,000	$500
John Kemp	1,000	$500
Andrew and Ellen Astrove	20,000	$10,000
Alan Sarkin	10,000	$5,000
Alfred Schiffrin	10,000	$5,000
Judith and Mark Gaylinn	1,000	$500
Robert Richards	10,000	$5,000
Justin Renert	10,000	$5,000
John Burt	1,000	$500
Michael Goldman and Denise Goldman	1,000	$500
Terry and Sherri Klinghoffer	2,000	$1,000
Roslyn K. Malmaud	1,000	$500
Armen and Beth Guendjoian	1,000	$500
Gregory J. Drew and Denise Morris	2,000	$1,000
Diane S. Kennedy	1,000	$500
Lee V. Twyford	2,000	$1,000
Totals	106,000	$53,000

On August 8, 2006 Parkview issued 1,500,000 shares of its restricted Common Stock to Laura Palisa Mujica for proceeds in the amount of $1,500. The shares were issued to Ms. Mujica, who is Mr. C. Leo Smith’s mother, in connection with Mr. Smith’s assumption of his former positions as the Company’s officer and director at that time and were deemed to be beneficially owned by Mr. Smith. The issuance was considered to be exempt from registration under Section 5 of the Act, in reliance on Section 4(2) thereof, as a transaction by an issuer not involving any public offering and in that the certificate representing that stock bore a legend stating, that the securities were not registered under the Act, and referring to applicable restrictions imposed upon their subsequent transferability and sale. Parkview repurchased all of the shares from Ms. Palisa Mujica on January 4, 2008 as an aspect of Mr. C. Leo Smith’s resignation and departure as an officer and director of Parkview at that time,

On July 21, 2009, the Company completed the sale of 110,000 shares of authorized, previously unissued Common Stock for aggregate cash proceeds of $55,000 or $0.50 per share. The securities were purchased by four (4) individual shareholders. There were no underwriting discounts or commissions paid in the transactions. The proceeds received from the sales are being and will be used as operating capital by the Company to cover its on-going costs and expenses.

On July 21, 2009, the Registrant completed the sale of 107,000 shares of authorized, previously unissued Common Stock for aggregate cash proceeds of $53,500 or $0.50 per share. The securities were purchased by four (4) individual shareholders. There were no underwriting discounts or commissions paid in the transactions. The proceeds received from the sales are being and will be used as operating capital by the Company to cover its on-going costs and expenses.

During the fiscal quarter ended September 30, 2009 and in April 2009, the Company sold an aggregate of 50,000 shares of authorized, previously unissued Common Stock for aggregate cash proceeds of $25,000 or $0.50 per pre-reverse split share. The securities were purchased by four (4) accredited investors. There were no underwriting discounts or commissions paid in the transactions. The proceeds received from the sales are being and will be used as operating capital by the Company to cover its on-going costs and expenses.

On February 22, March 5, April 27, and April 29, 2010, we sold an aggregate of 16,667 shares of authorized, previously unissued Common Stock for aggregate cash proceeds of $ 25,000, or $1.50 per share. The securities were purchased by four (4) accredited investors. There were no underwriting discounts or commissions paid in the transactions. The proceeds received from the sales are were used as operating capital by the Company to cover its on-going costs and expenses..

On November 10, 2010, and as more fully described in Item 3.02 herein, the Company sold 647,923 Units to the Purchasers for aggregate gross proceeds of $5,000,016, at a price of $8.00 per Unit. Each Unit consists of four (4) shares of Common Stock, and a Warrant to purchase one (1) share of Common Stock, exercisable for a period of three years.

Exemption from the registration provisions of the Securities Act of 1933 for the foregoing transactions described was claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that none of the transactions involved any public offering and the purchasers were accredited investors having access to the kind of information registration would provide. Appropriate investment representations were obtained, and the securities were issued bearing restricted securities legends and subject to stop-transfer instructions to the Company’s Transfer Agent.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue up to 75,000,000 shares of Common Stock, par value $0.001 per share. Upon the closing of the Reverse Merger Transaction and the Financing, there are 9,551,333 shares of Common Stock issued and outstanding. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Common Stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock, par value $.001 per share, none of which are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

Options

None.

Warrants

           Upon closing of the Financing, we had 847,925 Warrants outstanding, including 647,923 Warrants issued to investors in the Financing (“Investor Warrants”) and 200,002 Warrants (“PA Warrants”) issued to the placement agent, Laidlaw & Company (UK) Ltd. (“Laidlaw”). Our Warrants entitle the holder to purchase one (1) share of our Common Stock at an exercise price of $4.00 per share, have a term of three years (five years for the PA Warrants) and are subject to a call provision if the closing bid price of our common stock equals or exceeds $8.00 per share for five consecutive trading days, subject to our common stock being traded on either the New York Stock Exchange, Nasdaq or NYSE Amex and their being an effective registration statement for the resale of the shares of common stock underlying the Warrants.

Liability and Indemnity of Directors and Officers

The Company’s Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Under the Delaware General Corporation Law and our Certificate of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care”. This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the consummation of the Reverse Merger Transaction, on November 10, 2010 we consummated a Financing for the sale of Units for the aggregate cash gross proceeds of $4,450,072 at a price of $8.00 per Unit and the exchange of $549,984 in previously issued debentures that were converted into Units at a price of $6.00 per Unit. Each Unit consists of (i) four (4) shares of Common Stock and (ii) a Warrant to purchase one (1) share of Common Stock at an exercise price of $4.00. The description of other material terms and conditions of the Financing are set forth below.

Pursuant to the Placement Agent Agreement with Laidlaw dated as of February 8, 2010, Laidlaw received (i) a cash payment equal to 8% of the gross proceeds delivered by investors in the Financing and (ii) five-year PA Warrants to acquire such number of shares of Common Stock as is equal to 8% of the number of shares included in Units sold through Laidlaw in the Offering, including shares underlying the Warrants, at an exercise price of $4.00 per share. The PA Warrants may be exercised on a cashless exercise basis.

Pursuant to the Warrants, no holder may exercise such holder’s Warrant if such exercise would result in the holder beneficially owning in excess of 4.9% of our then issued and outstanding common stock. A holder may, however, increase or decrease this limitation (but in no event exceed 9.99% of the number of shares of Common Stock issued and outstanding) by providing us with 61 days’ notice that such holder wishes to increase or decrease this limitation.

Registration Rights Agreement

On November 10, 2010 we entered into a Registration Rights Agreement with the Purchasers, under which we agreed to prepare and file with the SEC and maintain the effectiveness of a “resale” registration statement pursuant to Rule 415 under the Securities Act (“Rule 415”) providing for the resale of (i) all of the shares of Common Stock (ii) all of the shares of Common Stock issuable upon exercise of the Warrants, (iii) all of the shares of Common Stock issuable upon exercise of the warrants issued to the Placement Agent (iv) any additional shares issuable in connection with any anti-dilution provisions associated with such preferred stock and warrants, and (v) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”).

Under the terms of the Registration Rights Agreement, we are required to have a registration statement filed with the SEC within 60 days after the Closing Date, and declared effective by the SEC not later than 120 days from the Closing Date.

We are required to pay liquidated damages to each Purchaser in an amount equal to one percent of the Purchaser’s purchase price paid for any Registrable Securities then held by the Purchaser under the Subscription Agreement for the first thirty (30) calendar days past the relevant deadline that the registration statement is not filed or not declared effective, for any period that we fail to keep the registration statement effective. The liquidated damages increases to 2% of the Purchaser’s purchase price for any Registrable Securities held after the first thirty (0) calendar day period thereafter.

In the event we are unable to register for resale under Rule 415 all of the registrable securities in the registration statement due to limits imposed by the SEC’s application of Rule 415, we will file a registration statement covering the resale of such lesser amount of registrable securities as we are able to register and use our reasonable best efforts to have that registration statement become effective as promptly as possible and, when permitted to do so by the SEC, we will file subsequent registration statement(s) covering the resale of any registrable securities that were omitted from previous registration statement and use our reasonable best efforts to have such registration declared effective as promptly as possible.

In addition to the foregoing registration rights, the Registration Rights Agreement grants holders of registrable securities customary piggy back rights during any time when there is not an effective registration statement providing for the resale of the registrable securities.

Performance Milestone Shares Escrow Agreement

On the Closing Date, we entered into a Performance Milestone Shares Escrow Agreement (the “Escrow Agreement”) with Laidlaw, on behalf of the Purchasers, and Firm Success International, Ltd., the largest shareholder of the Company (“Firm Success”), pursuant to which Firm Success agreed to deposit and pledge 1,466,097 shares of the Company’s common stock into an escrow account (the “Pledged Shares”), which Pledged Shares shall represent 30% of Firm Success’ shares, as security for the Company achieving Adjusted Net Income (as hereinafter defined) of not less than $6,936,889 for the fiscal year ending December 31, 2010 (the “Target Income”). The Pledged Shares will be released from the pledge and returned to Firm Success if the Company achieves the Target Income. If the Target Income is not met, the Pledged Shares will be distributed pro rata to the holders of the Units. “Adjusted Net Income” means net income for the year ending December 31, 2010, as reported in the audited financial statements of the Company, as filed with the SEC, plus (a) stock based compensation charges associated with closing the Share Exchange and this Offering, and (b) cash charges related to the Share Exchange and this Offering, which (a) and (b) shall not exceed $705,000 in the aggregate.

Firm Success Guarantee

On November 10, 2010, Firm Success entered into a Guarantee in favor of Laidlaw, as representative of the Purchasers, whereby Firm Success unconditionally and irrevocably guaranteed the full and punctual attainment of the Target Income (as described above).

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 10, 2010, we dismissed Thomas W. Klash (“Klash”), as our independent registered public accounting firm. The reports of Klash on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as that the reports of Klash for the fiscal years ended December 31, 2009 and 2008 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern. The decision to change independent accountants was approved by our Board of Directors on November 10, 2010.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Klash on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Klash, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided Klash with a copy of this disclosure before its filing with the SEC. We requested that Klash provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Klash stating that it agrees with the above statements.

New Independent Accountants

Our Board of Directors appointed Schwartz Levitsky Feldman LLP (“SLF”) as our new independent registered public accounting firm effective as of November 10, 2010. During the two most recent fiscal years and through the date of our engagement, we did not consult with SLF regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging SLF, SLF did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from Klash to SLF.

Item 5.01 Changes in Control of Registrant.

Prior to Closing of the Reverse Merger Transaction and the Financing, we were authorized to issue 75,000,000 shares of Common Stock, of which 527,090 shares of Common Stock were issued and outstanding, and 5,000,000 shares of preferred stock, of which none was issued and outstanding.

As more fully described in Items 1.01 and 2.01 above, on November 10, 2010, we consummated the Reverse Merger Transaction with Dynamic Ally, the Dynamic Ally Shareholders and Parkview’s shareholders through which the shareholders of Dynamic Ally delivered to us all the issued and outstanding shares of stock of Dynamic Ally. As consideration for the Dynamic Ally shares, we delivered to them 6,577,551 shares of our newly-issued common stock. Firm Success International Ltd., Dynamic Ally’s largest shareholder, became the holder of 4,866,990 shares of our Common Stock, or 51.17% of our issued and outstanding Common Stock after the Reverse Merger Transaction and first closing of the Financing. Mr. Phong Sae-Ia is the controlling stockholder of Firm Success International Ltd.

In connection with this change in control, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on November 10, 2010, Richard B. Frost resigned as our President and Chief Executive Officer, Bert L. Gusrae resigned as our Secretary, Treasurer and Director and Rebecca A. Lozano resigned as our Vice President. On November 10, 2010, we appointed Mr. Wu Qiyou as our Chief Executive Officer and Chairman, David Dodge as our Chief Financial Officer, Chen Beihuang as our Vice General Manager and Director, Han Jialang as our Financial Controller and Director, He Zhiwei as our Director and James J. Keil as our Director. Upon the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders in compliance with the provisions of Section 14(f) of the Act and Rule 14(f)-1 thereunder, the resignation of Mr. Gusrae as a director of our Board, and the appointment of Chen Beihuang, Han Jialiang, He Zhiwei and James J. Keil as members of our Board, will also become effective. The Schedule 14f-1 Information Statement was filed on November 15, 2010 and is expected to be mailed to our stockholders on or about November 16, 2010.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Directors

Please refer to Item 2.01 - “Completion of Acquisition or Disposition of Assets “- “Our Directors and Executive Officers” and Item 5.01 - “Changes in Control of Registrant” above, which description is in its entirety incorporated by reference to this Item 5.02 of this report.

Item 5.06 Change in Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Exchange. As a result of the Exchange, Dynamic Ally became our wholly owned subsidiary and main operating business. Consequently, upon the Closing of the Exchange we ceased to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K above, which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired .

The audited financial statements of Dynamic Ally as of December 31, 2009 and 2008 and unaudited financial statements as for the six months ended June 30, 2010 and 2009 are appended to this report beginning on page F-1.

(b)           Pro forma financial information.

The Pro Forma Financial Information concerning the acquisition of the business operations of Dynamic Ally appended to this report beginning on page F-67.

(c)    Shell company transactions.

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)   The following exhibits are filed with this report:

3.01	Certificate of Incorporation.*

3.02	Articles of Amendment to the Certificate of Incorporation.**

3.03	Bylaws.*

3.04	Specimen of Common Stock certificate.***

4.01	Form of Warrant.

4.02	Form of Subscription Agreement dated November 10, 2010.

4.03	Form of Registration Rights Agreement dated November 10, 2010, by and among the Company and the Purchasers.

10.01
Share Exchange Agreement, dated as of November 10, 2010 between the Company, the controlling stockholders of the Company, the stockholders of the Company, Dynamic Ally, Limited. and the stockholders of Dynamic Ally Limited.

10.02
Performance Milestone Shares Escrow Agreement, dated as of November 10, 2010, by and among The Parkview Group, Inc., Laidlaw & Co. (UK) Ltd. on behalf of the Investors identified in the Subscription Agreement, Gersten Savage LLP, as escrow agent, and Firm Success International, Ltd.

10.03	Guarantee dated November 10, 2010, by and between the Laidlaw & Company (UK) Ltd., as representative for the Purchasers and Firm Success International Ltd.

10.04	Consulting Services Agreement, dated as of May 26, 2010.

10.05	Operating Agreement, dated as of May 26, 2010.

10.06	Equity Pledge Agreement, dated as of May 26, 2010.

10.07	Option Agreement, dated as of May 26, 2010.

10.08	Voting Rights Proxy Agreement, dated as of May 26, 2010.

10.09	Consulting Agreement between Anhui Taiyang Poultry Co., Ltd. and David Dodge dated February 10, 2010

16.01	Letter from the Company to Thomas W. Klash, dated as of November 10.

16.02	Letter from Thomas W. Klash to the SEC, dated as of November 10.

21.1	List of Subsidiaries.

* Incorporated by reference to our Registration Statement on Form 10-12G/A filed with the SEC on November 11, 2008
** Incorporated by reference to our Form 8-K filed with the SEC on June 2, 2010.
*** Incorporated by reference to our Registration Statement on Form 10-12G/A filed with the SEC on January 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2010

THE PARKVIEW GROUP, INC.

By:	/s/ David Dodge
David Dodge
Chief Financial Officer